                                                                EXHIBIT 10.20
================================================================================





                                CREDIT AGREEMENT



                         Dated as of December 10, 1996



                                     AMONG



                                   HEPGP Ltd.
                                  AS BORROWER


                                      AND


                        THE HALLWOOD GROUP INCORPORATED
                              AS PARENT GUARANTOR


                                      AND


                              HALLWOOD G.P., INC.
                                 as a Guarantor


                                      AND



                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                   AS LENDER



================================================================================

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----


                                                        ARTICLE I
                                             DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . . . . . . . .   1
       SECTION 1.1.   Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
       SECTION 1.2.   Accounting Terms.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
       SECTION 1.3.   Interpretation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                        ARTICLE II

                                                    TERMS OF FACILITY   . . . . . . . . . . . . . . . . . . . . . . .  16
       SECTION 2.1.   Term Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       SECTION 2.2.   The Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       SECTION 2.3.   Interest on the Loan and Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       SECTION 2.4.   Interest on Overdue Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       SECTION 2.5.   Principal Payments on the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       SECTION 2.6.   Voluntary Prepayment of the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       SECTION 2.7.   Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       SECTION 2.8.   Change in Circumstances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       SECTION 2.9.   Time, Place and Method of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       SECTION 2.10.  Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                       ARTICLE III

                                                   CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . .  19
       SECTION 3.1.   Conditions Precedent to the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       SECTION 3.2.   Certain Post-Closing Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                        ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . .  23
       SECTION 4.1.   Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       SECTION 4.2.   Organization; Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       SECTION 4.3.   Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       SECTION 4.4.   Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       SECTION 4.5.   No Conflict   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       SECTION 4.6.   Ownership of Properties; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       SECTION 4.7.   Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       SECTION 4.8.   No Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       SECTION 4.9.   Financial Position; No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . .  26
       SECTION 4.10.  Litigation; Adverse Effects   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       SECTION 4.11.  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       SECTION 4.12.  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

       SECTION 4.13.  Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       SECTION 4.14.  Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
       SECTION 4.15.  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       SECTION 4.16.  Subsidiaries; Partnerships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       SECTION 4.17.  Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       SECTION 4.18.  Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       SECTION 4.19.  Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       SECTION 4.20.  Licenses, Permits, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       SECTION 4.21.  Location of the Loan Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       SECTION 4.22.  Gas Imbalances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       SECTION 4.23.  Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                        ARTICLE V

                                                  AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . .  30
       SECTION 5.1.   Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       SECTION 5.2.   Payment and Performance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       SECTION 5.3.   Business of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       SECTION 5.4.   Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       SECTION 5.5.   Right of Inspection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       SECTION 5.6.   Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       SECTION 5.7.   Payment of Taxes and Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       SECTION 5.8.   Compliance with Laws and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       SECTION 5.9.   Maintenance of Ownership of Oil and Gas Interests   . . . . . . . . . . . . . . . . . . . . . .  34
       SECTION 5.10.  Operation of Properties and Equipment   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       SECTION 5.11.  Environmental Law Compliance and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       SECTION 5.12.  ERISA Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       SECTION 5.13.  Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       SECTION 5.14.  Permits, Licenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       SECTION 5.15.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       SECTION 5.16.  Title Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       SECTION 5.17.  Performance of Partnership Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                        ARTICLE VI

                                            NEGATIVE COVENANTS OF THE BORROWER  . . . . . . . . . . . . . . . . . . .  37
       SECTION 6.1.   Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       SECTION 6.2.   Restrictions on Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       SECTION 6.3.   Liens; Negative Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       SECTION 6.4.   Consolidation, Mergers and Acquisitions; Fundamental Changes  . . . . . . . . . . . . . . . . .  38
       SECTION 6.5.   Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       SECTION 6.6.   Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       SECTION 6.7.   Certain Contracts; Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       SECTION 6.8    Amendments to Organizational Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       SECTION 6.9.   Subsidiaries, Partnerships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       SECTION 6.10.  Sales of Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

       SECTION 6.11.  ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       SECTION 6.12.  Sales and Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       SECTION 6.13.  Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       SECTION 6.14.  Hedging Agreements    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       SECTION 6.15.  Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                       ARTICLE VII

                                                    EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . .  41
       SECTION 7.1.   Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       SECTION 7.2.   Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       SECTION 7.3.   Right of Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       SECTION 7.4.   Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                       ARTICLE VIII

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  45
       SECTION 8.1.   Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       SECTION 8.2.   Notices, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       SECTION 8.3.   No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       SECTION 8.4.   Costs, Expenses and Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       SECTION 8.5.   Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       SECTION 8.6.   Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
       SECTION 8.7.   Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
       SECTION 8.8.   Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
       SECTION 8.9.   Participations; Assignments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       SECTION 8.10.  Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       SECTION 8.11.  Marshalling; Recapture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       SECTION 8.12.  Representation by the Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       SECTION 8.13.  No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       SECTION 8.14.  Execution in Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       SECTION 8.15.  Jurisdiction; Consent to Service of Process   . . . . . . . . . . . . . . . . . . . . . . . . .  51
       SECTION 8.16.  WAIVER OF JURY TRIAL, DAMAGES, ETC.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       SECTION 8.17.  FINAL AGREEMENT OF THE PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52


Schedules
---------

Schedule 3.1(g) -  Description of Existing Immaterial Liens
Schedule 4.6    -  Description of Title Matters
Schedule 4.10   -  Description of Existing Litigation
Schedule 4.13   -  Description of Existing Environmental Matters
Schedule 4.16   -  Description of Existing Partnerships of the Borrower
Schedule 4.22   -  Description of Existing Gas Imbalances
Schedule 6.5    -  Description of Existing Investments

Exhibits
--------

Exhibit A - Form of Compliance Certificate
Exhibit B - Form of Conveyance Agreement
Exhibit C - Form of Deed of Trust
Exhibit D - Form of Note
Exhibit E - Form of Parent Guaranty
Exhibit F - Form of Parent Pledge Agreement
Exhibit G - Form of Security Agreement
Exhibit H - Form of Certificate of Borrower
Exhibit I - Form of Interest Rate Protection Agreement
Exhibit J - Form of GP Guaranty
Exhibit K - Form of GP Pledge Agreement

                                                                [Conformed Copy]
                                CREDIT AGREEMENT

                 CREDIT AGREEMENT dated as of December 10, 1996, among HEPGP LTD., a Colorado limited partnership of which Hallwood G.P., Inc., a Delaware corporation is the sole general partner and of which the Parent Guarantor, as hereinafter defined, is the sole limited partner (the "Borrower"), THE HALLWOOD GROUP INCORPORATED, a Delaware corporation (the "Parent Guarantor"), HALLWOOD G.P., INC., a Delaware corporation ("Hallwood GP"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association (the "Lender").

                             PRELIMINARY STATEMENTS

         WHEREAS, the Parent Guarantor owns a ninety-nine percent (99%) limited partner interest in the Borrower;

         WHEREAS, Hallwood GP owns a one percent (1%) general partner interest in the Borrower;

         WHEREAS, the Parent Guarantor owns one hundred percent (100%) of the issued and outstanding capital stock of Hallwood GP;

         WHEREAS, the Parent Guarantor and the Borrower desire that the Lender extend certain credit to the Borrower to be used for working capital purposes and loaned to the Parent Guarantor;

         WHEREAS, the obligations of the Borrower with respect to such credit facility will be (i) guaranteed by the Parent Guarantor and Hallwood GP, and
(ii) secured by certain of the assets of the Borrower;

         WHEREAS, the obligations of the Parent Guarantor with respect to its guaranty will be secured by a pledge of (i) certain limited partner interests in HEP owned by the Parent Guarantor, (ii) all of the issued and outstanding capital stock of Hallwood GP and (iii) the entire limited partner interest of the Borrower (being a ninety-nine percent (99%) limited partner interest); and

         WHEREAS, the obligations of the Hallwood GP with respect to its guaranty will be secured by a pledge of the entire general partner interest of the Borrower (being a one percent (1%) general partner interest); and

         WHEREAS, the Lender has agreed to provide such financing, subject to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Certain Defined Terms. As used in this Credit Agreement, the following terms shall have the following meanings:

         "Accommodation Obligation," as applied to any Person, shall mean any Contractual Obligation, contingent or otherwise, of such Person with respect to any Debt or other obligation or liability of another, including, without limitation, any such Debt, obligation or liability directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, Properties, level of income, or other financial condition, or any "keep well," "take-or-pay," "throughput" or other similar arrangement or to make payment other than for value received.

         "Affiliate" shall mean, when used with respect to any Person, each other Person that directly or indirectly controls or is controlled by or is under common control with such Person and includes any Subsidiary of such Person and any "affiliate" of such Person within the meaning of Reg. Section 240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control" as used in this definition meaning the possession, directly or indirectly, of power to direct or cause the direction of management, policies or action (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall include, without limitation, any Person who beneficially owns more than fifty percent (50%) of the equity of the other Person and, as to any general or limited partnership, any general partner thereof.

         "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978 as codified under 11 U.S.C. Section 101, et seq.

         "Base Rate" shall mean the per annum interest rate announced or published by the Lender from time to time as its general reference rate of interest, which Base Rate shall change upon each change in such announced or published general reference interest rate and which Base Rate may not be the lowest interest rate charged by the Lender.

         "Benefit Plan" shall mean any employee benefit plan which is covered by ERISA and in respect of which any Loan Party or any ERISA Affiliate is (or if such Benefit Plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall mean HEPGP Ltd., a Colorado limited partnership whose sole general partner is Hallwood GP and whose sole limited partner is the Parent Guarantor.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of North Carolina) on which banks are open for business in Charlotte, North Carolina and Houston, Texas.

         "Capital Lease" shall mean, when used with respect to any Person, any lease in respect of which the obligations of such Person constitute Capitalized Lease Obligations.

         "Capitalized Lease Obligations" shall mean, when used with respect to any Person, without duplication, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

         "Cash Equivalents" shall mean, when used in connection with Person, such Person's Investments in:

                 (i) readily marketable direct full faith and credit obligations of the United States or obligations unconditionally guaranteed by the full faith and credit of the United States or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States ("Government Securities") due within 180 days from the date of acquisition thereof;

                 (ii) readily marketable direct obligations of any State of the United States or any political subdivision of any such State given on the date of such investment a credit rating of at least A2 by Moody's Investors Service, Inc. or A by S&P, in each case due within 180 days from the date of acquisition thereof;

                 (iii) certificates of deposit issued by, money market deposit accounts with, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering Government Securities executed by the Lender or any other bank doing business in and incorporated under the laws of the United States or any state thereof whose deposits are insured through the Federal Deposit Insurance Corporation or any successor thereto, and having (either itself or its holding company) on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or any offshore branch of such bank, in each case maturing within 180 days from the date of acquisition thereof;

                 (iv) readily marketable commercial paper of the Lender or the Lender's holding company or of any other bank or bank holding company given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. and A-1 by S&P, or of corporations doing business in and incorporated under the laws of the United States or any state thereof given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. and A-1 by S&P, in each case, maturing within 180 days from the date of acquisition thereof; and

                 (v) "money-market mutual funds" investing solely in instruments of the types described in subparagraphs (i) through (iv) above.

         "Code" shall mean Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Collateral" shall mean all Property which now or at any time is subject to a Lien in favor of the Lender to secure the Obligations, or which, under the terms of any Security Instrument, is purported to be subject to such Lien.

         "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit A, executed by a Responsible Officer of each of the Loan Parties and furnished to the Lender in accordance with the terms hereof.

         "Communications" shall have the meaning specified in Section 8.2.

         "Consolidated" shall refer to the consolidation of any Person, in accordance with GAAP, with its properly consolidated Affiliates. Reference to a Person's consolidated financial statements, financial position, financial condition, liabilities, etc. refers to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated Affiliates.

         "Contractual Obligation" as applied to any Person, shall mean any provision of any stock or other securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its Properties is bound, or to which it or any of its Properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its Properties).

         "Conveyance Agreement" shall mean that certain Assignment and Bill of Sale from the Parent Guarantor to the Borrower dated effective as of November 27, 1996, substantially in the form of Exhibit B hereto (with such changes as may be approved by the Lender), pursuant to which the oil and gas properties more particularly described therein were transferred to the Borrower.

         "Credit Agreement" shall mean this Credit Agreement dated as of the Effective Date, among the Borrower, the Parent Guarantor, Hallwood GP and the Lender, as said agreement may be amended, modified, supplemented, and/or extended from time to time.

         "Debt" shall mean as to any Person, all obligations and liabilities of such Person to any other Person including, without limitation, all debts, claims and indebtedness, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise. Debt includes, without limiting the foregoing, (i) indebtedness for borrowed money (including without duplication obligations to reimburse the issuer of any letter of credit or any guarantor or surety), (ii) indebtedness for the deferred purchase price of Property or services, except trade accounts payable within 90 days and arising in the ordinary course of business, (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (but shall not include any Debt guaranteed, or bonds posted to state and/or federal agencies incurred in the ordinary course of business in conjunction with Person's ongoing business operations but shall include Environmental Liabilities or liabilities to the PBGC), (iv) obligations and liabilities secured by a Lien upon Property owned by such Person, whether or not such Person has assumed such obligations and liabilities and the amount of which Debt shall not exceed the fair market value of the Property subject to such Lien if such Person has not assumed such obligations and liabilities, (v) obligations or liabilities created or arising under any Capital Lease, (vi) all net payments or amounts owing by such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity swap agreements or other interest, exchange rate or commodity hedging arrangements, and (vii) liabilities in respect of unfunded vested benefits under Benefit Plans. The Debt of a Person shall include all Debt of any partnership or joint venture in which such Person is a general or venture partner unless the terms of such Debt expressly state that the Debt is nonrecourse to the general partner. The Debt of a Person shall not include trade payables and expense accruals incurred or assumed in the ordinary course of such Person's business (including trade payables and expense accruals of any partnership or joint venture in which such Person is a general or venture partner), provided, such payables have not remained unpaid for a period of ninety (90) days after the same became due unless such Person is diligently contesting same in good faith.

         "Debtor Relief Laws" shall mean the Bankruptcy Code and all other applicable dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

         "Deed of Trust" shall mean that certain Deed of Trust, Assignment of Production, Fixture Filing, Security Agreement and Financing Statement dated as of the Effective Date, from the Borrower to James M. Kipp, Trustee for the benefit of the Lender, substantially in the form of Exhibit C hereto, as same may be amended, supplemented or otherwise modified from time to time.

         "Default" shall mean any Event of Default and the occurrence of any event or condition which would with the giving of any requisite notice and/or the passage of time or both constitute an Event of Default.

         "Default Rate" shall mean the interest rate described in Section 2.4.

         "Distribution" shall mean any distribution payable in cash or Property with respect to any equity interests in the Borrower, including, without limitation, each class of partnership interest (including, without limitation, general, limited and preference units) of the Borrower (other than distributions payable in partnership units of the same class of general, limited or preference units as the units upon which the distribution is being paid), any other distribution made with respect to any equity interests of the Borrower, or any purchase, redemption or retirement of, or other payment with respect to, any equity interests of the Borrower.

         "Dollars" and the symbol "$" shall mean the lawful currency of the United States.

         "EBITDA" shall mean, for a particular period, an amount equal to (i) all amounts which would be included as income of the Borrower before income taxes and extraordinary items, if any, for such period, plus (ii) the Borrower's depreciation, depletion, amortization and other non-cash items reducing said operating income under subclause (i) during such fiscal period plus (iii) interest expense during such fiscal period, all determined in accordance with GAAP applied consistently with those used in the preparation of the financial statements referred to in Subsection 4.9(a).

         "Effective Date" shall mean the date on which all of the conditions precedent to the making of the Loan set forth in Section 3.1 are first satisfied or waived by the Lender, and the Loan is made.

         "Environmental Laws" shall mean any federal, state, local or tribal statute, law, rule, regulation, ordinance, code, permit, consent, approval, license, written policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, injunction, consent decree or judgment, or other authorization or requirement whenever promulgated, issued or modified, including the requirement to register underground storage tanks, well plugging and abandonment requirements, and oil and gas waste disposal requirements relating to:

                 (i) emissions, discharges, spills, migration, movement, releases or threatened releases of pollutants, contaminants, Hazardous Substances, or hazardous or toxic materials or wastes into or onto soil, land, ambient air, surface water, ground water, watercourses, publicly owned treatment works, drains, sewer systems, wetlands or septic systems;

                 (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Substances or hazardous and/or toxic wastes, material, products or by-products containing Hazardous Substances (or of equipment or apparatus containing Hazardous Substances); or

                 (iii) otherwise relating to pollution or the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended, the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as amended, the Clean Water Act, 33 U.S.C. Sections 1251 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., as amended, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., as amended, the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq., as amended, the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C. Section 1671 et seq., as amended, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., as amended, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., as amended, and all comparable statutes of any state in which any Loan Party owns or operates real property, and all comparable local governmental regulations in such states, and other environmental, conservation or protection laws in effect in any jurisdiction where any real Property of a Loan Party or any Subsidiary of such Loan Party is located.

         "Environmental Liabilities" shall mean with respect to any Person, any and all liabilities, responsibilities, losses, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury or for real or personal property damage), liens, administrative proceedings, damages (including, without limitation, loss or damage resulting from the occurrence of an Event of Default), punitive damages, consequential damages, treble damages, penalties, fines, monetary sanctions, interest, court costs, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage, or disposal costs, groundwater monitoring or environmental sampling costs, other causes of action and any other costs and expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, costs of investigation and feasibility studies and disbursements in connection with any investigative, administrative or judicial proceeding), whether direct or indirect, known or unknown, absolute or contingent, past, present or future arising under, pursuant to or in connection with any Environmental Law, or any other binding obligation of such Person requiring abatement of pollution or protection of human health and the environment.

         "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Hazardous Substance into the environment.

         "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Loan Party, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Loan Party, (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Loan Party or (iv) other Person required to be aggregated with any Loan Party or an ERISA Affiliate thereof, as defined above, pursuant to Section 414(o) of the Code.

         "Event of Default" shall have the meaning specified in Section 7.1.

         "Existing Litigation" shall mean all material actions, suits, proceedings, governmental investigations or arbitrations pending or, to the best knowledge of the Borrower after due inquiry, threatened against any Loan Party, which Existing Litigation is disclosed in Schedule 4.10 hereto.

         "Federal Funds Rate" shall mean the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) representing the daily effective federal funds rate as quoted by the Lender and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Lender. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the reasonable opinion of the Lender, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m., Charlotte, North Carolina time. Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "Fiscal Year" shall mean a twelve-month period ending on December 31 of any year.

         "Floating Rate" shall mean, for any day, an interest rate per annum equal to the greater of (i) the Base Rate and (ii) the Federal Funds Rate for such day plus one-half percent (1/2%), but in no event shall such rate exceed the Highest Lawful Rate.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are consistent with those applied in the preparation of the financial statements of the Borrower referred to in Subsection 4.9(a).

         "Governmental Approval" shall mean any authorization, consent, approval, license, franchise, lease, ruling, permit, certification, exemption, filing for, or registration by or with any Governmental Authority required by any Loan Party in connection with (i) the execution, delivery and performance of the Loan Documents by any Loan Party or the borrowing of any funds under this Credit Agreement, (ii) the validity or enforceability of the Loan Documents and the exercise by the Lender of its rights and remedies thereunder, and/or (iii) the acquisition, maintenance, ownership and operation of the Mortgaged Properties.

         "Governmental Authority" shall mean any nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GP Guaranty" shall mean that certain Guaranty dated as of the Effective Date, executed by Hallwood GP in favor of the Lender, substantially in the form of Exhibit J hereto, as same may be amended, supplemented, restated or otherwise modified from time to time.

         "GP Pledge Agreement" shall mean the Pledge Agreement dated as of the Effective Date, executed by Hallwood GP in favor of the Lender, substantially in the form of Exhibit K hereto, as same may be amended, supplemented, restated or otherwise modified from time to time.

         "Hallwood GP" shall mean Hallwood G.P., Inc., a Delaware corporation, the sole general partner of the Borrower and a wholly-owned subsidiary of the Parent Guarantor.

         "Hazardous Substances" shall mean (i) hazardous materials, hazardous wastes, and hazardous substances including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table, 49 C.F.R. Section 172.101, as amended, or listed by the federal Environmental Protection Agency as hazardous substances under or pursuant to 40 C.F.R. Part 302, as amended, or substances, materials, contaminants or wastes which are or become regulated under any Environmental Law, including without limitation, those substances, materials, contaminants or wastes as defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended; the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended, the Occupational Safety and Health Act, 2 U.S.C. Section 651 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., as amended and the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C. Section 1671 et seq., as amended; (ii) all substances, materials, contaminants or wastes listed in all comparable statutes of any state in which any Loan Party owns or operates real property, and in comparable local Requirements of Law in such states; (iii) acid gas, sour water streams or sour water vapor streams containing hydrogen sulfide or other forms of sulphur, sodium hydrosulfide and ammonia; (iv) Hydrocarbons; (v) natural gas, synthetic gas, and any mixtures thereof; (vi) asbestos and/or any material which contains 1% or more, by weight, of any hydrated mineral silicate, including but not limited to chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (vii) PCB's, or PCB containing materials or fluids; (viii) radon; (ix) naturally occurring radioactive material, radioactive substances or waste; (x) salt water and other oil and gas wastes, and (xi) any other hazardous or noxious substance, material, pollutant, emission, or solid, liquid or gaseous waste.

         "HEP" shall mean Hallwood Energy Partners, L.P., a Delaware limited partnership, of which the Borrower is the sole general partner.

         "Hedging Agreement" shall mean (a) any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection agreement with Lender or any Affiliate of the Lender or any option with respect to any such transaction and (b) any swap agreement, cap, floor, collar, exchange transaction, forward agreement, or other exchange or protection agreement with the

Lender or any Affiliate of the Lender relating to Hydrocarbons or any option with respect to any such transaction.

         "Highest Lawful Rate" shall mean, as of a particular date, the maximum nonusurious interest rate that may under applicable law then be contracted for, charged or received by the Lender in connection with its Loan.

         "Hydrocarbons" shall mean oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquified petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulphur and all other minerals.

         "Immaterial Oil and Gas Interests" shall have the meaning assigned to that term in Subsection 4.7 hereof.

         "Initial Engineering Report" shall have the meaning assigned to that term in Section 3.1(c)(iii) hereof.

         "Initial Financial Statements" shall mean (i) the audited annual Consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries dated as of July 31, 1995, (ii) the unaudited Consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as September 30, 1996, and the related unaudited Consolidated statements of income and cash flows for such quarterly period and for the portion of the Fiscal Year then ended, and (iii) the projected pro forma balance sheet of the Borrower as of the Effective Date, copies of which Initial Financial Statements, including all footnotes thereto, have heretofore been delivered by the Loan Parties to the Lender.

         "Interest Rate Protection Agreement" shall mean that certain Interest Rate Exchange Agreement substantially in the form of Exhibit I hereto, between the Borrower and the Lender, in its capacity as the "Floating Rate Payor", dated as of the Effective Date, as the same may be amended, supplemented, restated or modified from time to time.

         "Investment" shall mean, as to any Loan Party, any direct or indirect purchase or other acquisition by such Loan Party of stock, partnership interest or other equity interest, or of a beneficial interest therein, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Loan Party to any other Person, including all Debt and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to such Loan Party in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

         "IRS" shall mean the Internal Revenue Service or any successor agency.

         "Lien" shall mean, with respect to any Property, (i) any mortgage, deed of trust, production payment, deposit, lien, charge, pledge, security interest, claim or encumbrance of any kind (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by operation of law or otherwise) upon such Property, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities but excluding any right of offset which arises without agreement in the ordinary course of business.

         "Loan" shall mean the term loan made by the Lender to or for the benefit of the Borrower pursuant to this Credit Agreement.

         "Loan Documents" shall mean this Credit Agreement, the Note, the Parent Pledge Agreement, the Parent Guaranty, the GP Guaranty, the GP Pledge Agreement, the Deed of Trust, the Security Agreement, the Merger Agreement, the Conveyance Agreement, the Interest Rate Protection Agreement, all Hedging Agreements, all Compliance Certificates, and when executed and delivered by the parties thereto, all other agreements, certificates, instruments and documents executed in connection with the Credit Agreement, as the same may be amended, modified, supplemented, renewed, extended and/or restated from time to time.

         "Loan Party" shall mean each of the Borrower, Hallwood GP and its Subsidiaries, and the Parent Guarantor and its Related Energy Affiliates.

         "Margin Stock" shall have the meaning given to such term under Regulation U.

         "Material Adverse Effect" shall mean (i) any material adverse effect on the business, Properties, operations or condition (financial or otherwise) or prospects of the Borrower, (ii) any material adverse effect on the business, Properties, operations or condition (financial or otherwise) or prospects of the Parent Guarantor and Related Energy Affiliates taken as a whole, (iii) any material adverse effect on the business, Properties, operations or condition (financial or otherwise) or prospects of Hallwood GP and its Subsidiaries taken as a whole, (iv) any material impairment of the ability of the Borrower, Hallwood GP or Parent Guarantor to perform timely any of its respective Obligations under any Loan Document to which it is or will be a party, (v) any material adverse effect upon the Collateral, taken as a whole, or (vi) material impairment of the rights of or benefits available to the Lender under any Loan Document.

         "Maturity Date" shall mean May 31, 1998, or the earlier date of termination or acceleration in whole of the Loan pursuant to the provisions of
Section 7.1 hereof.

         "Merger" shall mean the merger of Hallwood Energy Corporation, a Texas corporation, into the Parent Guarantor, with the Parent Guarantor surviving the merger as the surviving entity and the separate existence of Hallwood Energy Corporation ceasing, all as contemplated by the Merger Agreement.

         "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of October 9, 1996, including all exhibits and schedules, if any, attached thereto by and among the Parent Guarantor and Hallwood Energy Corporation.

         "Mortgaged Properties" shall mean all Oil and Gas Interests of the Borrower subject to a Lien in favor of the Lender to secure the Obligations, or which, under the terms of the Deed of Trust, are purported to be subject to such Lien.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

         "Note" shall mean the promissory note of the Borrower dated the Effective Date payable to the order of the Lender, substantially in the form of Exhibit D.

         "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of the Loan Parties from time to time owing to the Lender under any Loan Document to which such Loan Party is a party, including, without limitation, (i) the due and punctual payment of (x) installments of principal of and interest on the Loan when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, including, to the extent permitted by applicable law, interest that accrues after the commencement of any proceeding by or against any of the Loan Parties under the Bankruptcy Code and all other applicable Debtor Relief Laws, (y) all other monetary obligations of any of the Loan Parties to the Lender under this Credit Agreement and each of the other Loan Documents to which such Loan Party is a party, including any and all fees, costs, expenses and indemnities, and
(z) all monetary obligations of the Loan Parties, or any of them, owing to the Lender or Affiliate of the Lender under any Hedging Agreement permitted under
Section 6.13, including any and all fees, costs, expenses and indemnities under such Hedging Agreement, and (ii) the due and punctual performance of all other obligations of any of the Loan Parties under this Credit Agreement and each other Loan Document to which such Loan Party is a party. "Obligation" shall mean any part of the Obligations.

         "Oil and Gas Interests" shall mean any and all rights, estates, titles and fee, leasehold or other interests in or under mineral estates or oil, gas, sulphur and other mineral leaseholds and fee interests with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, all overriding royalty interests, mineral interests, royalty interests, net profits interests, oil payments, production payments, carried interests and any and all other interests in Hydrocarbons, whether any of the same be real or personal, now owned or hereafter acquired by the Borrower, directly or indirectly together with rights, titles and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements, and all Properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of laws, which now or hereafter include all or any part of the foregoing.

         "Opinion of the Loan Parties' Counsel" shall mean the favorable written legal opinion of Jenkens & Gilchrist, a Professional Corporation, legal counsel to the Loan Parties, dated as of the Effective Date, and in form and substance satisfactory to the Lender.

         "Parent Guarantor" shall mean The Hallwood Group Incorporated, a Delaware corporation and the owner, directly or indirectly, of 100% of the issued and outstanding partnership interests in the Borrower.

         "Parent Guaranty" shall mean that certain Parent Guaranty dated as of the Effective Date, executed by the Parent Guarantor in favor of the Lender, substantially in the form of Exhibit E hereto, as same may be amended, supplemented or otherwise modified from time to time.

         "Parent Pledge Agreement" shall mean the Parent Pledge Agreement dated as of the Effective Date, executed by the Parent Guarantor in favor of the Lender, substantially in the form of Exhibit F hereto, as same may be amended, supplemented or otherwise modified from time to time.

         "Partnership Agreement" shall mean for any Loan Party its governing Partnership Agreement among its general and limited partners, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Permitted Liens" shall mean with respect to the Borrower and the Property of the Borrower:

                 (i)  Liens securing the Obligations in favor of the Lender;

                 (ii) Inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property now or hereafter filed of record for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP and which are being diligently contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture prior to judgment;

                 (iii) Liens for taxes and assessments on real property which are not yet past due, or Liens for taxes and assessments on real property for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP and which taxes and assessments are being diligently contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture prior to judgment;

                 (iv) Imperfections and irregularities in title to any Property which in the aggregate do not materially impair the marketability or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                 (v) Easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, or other minerals, and other like purposes affecting real property which in the aggregate do not materially burden or impair the marketability or use of such real property for the purposes for which it is or may reasonably be expected to be held;

                 (vi) Non-consensual Liens imposed by Law, including carrier's, mechanics', landlord's, warehousemen's or other similar Liens, other than those described in subclauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being diligently contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves with respect thereto are maintained on its books in accordance with GAAP and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture prior to judgment;

                 (vii) Liens consisting of pledges or deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                 (viii) Liens consisting of deposits of Property to secure the performance of bids, trade contracts (other than for Debt), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (ix) Liens securing the payment to third parties of royalties, overriding royalties, net profits interests, production payments or other payments out of or with respect to the production, transportation or processing of Hydrocarbons, and which are not delinquent and are (aa) in existence on the Effective Date and which were deducted in the calculation of discounted present value in the Initial Engineering Report; or (bb) reserved by the grantor in an assignment of an oil and gas lease to Borrower after the date hereof or reserved by the lessor in any oil and gas lease entered into with the Borrower after the date hereof, provided, such lease burdens are payable to third parties, have been disclosed to the Lender in writing, and are deducted in the calculation of discounted present value of the Mortgaged Property;

                 (x) Liens arising under operating agreements, pooling or unitization agreements, farm out agreements, pooling orders or similar agreements of a scope and nature customary in the oil and gas industry, and that are entered into in the ordinary course of business to the extent such Liens are limited in recourse to (x) the Properties subject to such interests or agreements, (y) the Hydrocarbons produced from such Properties and (z) the proceeds of such Hydrocarbons; and

                 (xi) All other non-consensual Liens arising in the ordinary course of the Borrower's business or incidental to the ownership of its Properties;

provided, that no such Lien shall secure the payment of Debt and provided, further, that no Permitted Lien referred to in subclauses (ii) through (xi) above shall in the aggregate materially detract from the value or marketability of the Property subject thereto or materially impair the use or operation thereof in the operation of the business of the Borrower.

         "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

         "Production Sales Contracts" shall mean all Hydrocarbon sales agreements and Hydrocarbon or water gathering, treatment and/or transportation agreements now existing or hereafter entered into by or on behalf of the Borrower covering the Mortgaged Properties.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Regulation D" shall mean Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation G" shall mean Regulation G of the Board (respecting margin credit extended by Persons other than banks, brokers and dealers), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Related Energy Affiliates" shall mean HEP, EDP Operating, Ltd., a Colorado limited partnership, HEP Operating Partners, L.P., a Delaware limited partnership, EM Nominee Partnership Company, a Colorado general partnership, Concise Oil and Gas Partnership, a Colorado general partnership, and May Energy Partners Operating Partnership Ltd., a Texas limited partnership.

         "Release" shall mean any release, spill, emission, leak, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Substance into the environment, including without limitation the movement of Hazardous Substances through or in the air, soil, surface water, groundwater and/or land in violation of Environmental Laws.

         "Remedial Action" shall mean actions required by a Governmental Agency to (i) clean up, remove, treat or in any other way address Hazardous Substances in the environment, (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Reportable Event" shall mean any of the events described in Section 4043 or Section 4068(f) of ERISA for which the thirty (30) day notice requirement of 29 C.F.R. Section 2615.3 has not been waived.

         "Requirements of Law" shall mean, as to any Person, any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for Governmental Approvals, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Responsible Officer" shall mean (i) with respect to the Borrower, the President, any Vice President, or the Chief Financial Officer of Hallwood GP acting in its capacity as the general partner of the Borrower, and (ii) with respect to the Parent Guarantor or Hallwood GP, the President, any Vice President or the Chief Financial Officer of such Loan Party.

         "S&P" shall mean Standard & Poor's Corporation.

         "Security Agreement" shall mean the Security Agreement dated as of the Effective Date, executed by the Borrower in favor of the Lender, substantially in the form of Exhibit G hereto, as same may be amended, supplemented or otherwise modified from time to time.

         "Security Instruments" shall mean the Deed of Trust, the Security Agreement, the Parent Pledge Agreement, the GP Pledge Agreement, and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

         "Subsidiary" shall mean as of any date of determination and with respect to any Person, any corporation, partnership, joint venture or other entity whether now existing or hereafter organized or acquired of which the securities, partnership units or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and/or one or more Subsidiaries of such Person.

         "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan (other than a "reportable event" that is not subject to the provision for 30 days notice to the PBGC); (ii) the withdrawal of the Borrower from a Benefit Plan during a plan year in which the Borrower was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Borrower under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the occurrence of an event described in Section 4068(f) of ERISA with respect to a Benefit Plan.

         "United States" and "U.S." each shall mean United States of America.

         SECTION 1.2. Accounting Terms. All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Credit Agreement, applied on a basis consistent with the application used in the audited financial statements referred to in Subsection 4.9(a).

         SECTION 1.3.   Interpretation.

         (a) In this Credit Agreement, unless a clear contrary intention appears:

                 (i) the singular number includes the plural number and vice versa;

                 (ii)  reference to any gender includes each other gender;

                 (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Credit Agreement as a whole and not to any particular Article, Section or other subdivision;

                 (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Credit Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this subclause (iv) is intended to authorize any assignment not otherwise permitted by this Credit Agreement;

                 (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any
         Note includes any Note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

                 (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                 (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                 (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding;" and

                 (ix) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

         (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Credit Agreement.

         (c) The Schedules and Exhibits attached to this Credit Agreement are incorporated herein and shall be considered a part of this Credit Agreement for all purposes.

         (d) No provision of this Credit Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE II

                               TERMS OF FACILITY

         SECTION 2.1. Term Loan. Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the other Loan Documents, the Lender agrees to make a term loan to the Borrower in the principal sum of $2,500,000 (the "Loan"), on the Effective Date. Except as otherwise provided in this Credit Agreement, the Loan shall mature and be due and payable in full on the Maturity Date. The Loan is not revolving in nature, and amounts repaid or prepaid may not be reborrowed.

         SECTION 2.2. The Note. The Loan made by the Lender shall be evidenced by a single promissory note of the Borrower duly executed and delivered by the Borrower, dated the Effective Date, with the blanks appropriately completed, payable to the order of the Lender in the principal sum of $2,500,000. The Lender is hereby authorized by the Borrower, at its option, to endorse on the schedule attached to its Note (or on a continuation of such schedule attached to its Note and made a part thereof) or in its internal records relating to its Note an appropriate notation evidencing the date and amount of each payment of principal or interest in respect thereof and such other information provided for on such schedule. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount owing by the Borrower to the Lender and unpaid under the Note. The failure of the

Lender to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan in accordance with the terms of the Note and this Credit Agreement.

         SECTION 2.3.   Interest on the Loan and Payment Dates.

         (a) Subject to the provisions of Section 2.4, the unpaid principal amount of the Loan shall bear interest at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, and (ii) the Floating Rate plus one percent (1%) (if the Floating Rate is based on the Base Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Floating Rate is based on the Federal Funds Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).

         (b) Accrued and unpaid interest on the Loan shall be due and payable by the Borrower monthly on the last Business Day of each calendar month, provided, that after maturity, whether by acceleration or otherwise, accrued interest on the Loan shall be payable on demand.

         (c) Interest in respect of the unpaid principal amount of the Loan shall accrue from (and including) the date of the making of the Loan to (but not including) maturity (whether by acceleration or otherwise).

         SECTION 2.4. Interest on Overdue Amounts. If the Borrower shall fail to pay any installment of principal of or interest on the Loan or any other amount when due hereunder (after the expiration of any applicable grace period), the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date of such Event of Default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (the "Default Rate") equal to the lesser of (i) the Highest Lawful Rate and (ii) the Floating Rate plus five percent (5%) per annum computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

         SECTION 2.5.   Principal Payments on the Loan.

         (a) If not sooner paid, the principal indebtedness of the Loan evidenced by the Note shall be repaid in eighteen (18) monthly installments on the last Business Day of each calendar month during the term of this Credit Agreement as follows:

                 (i) $139,000 on December 31, 1996 and on the last Business Day of each successive calendar month thereafter to and including April 30, 1998; and

                 (ii) a final payment of all outstanding principal on the Note shall be due in full on the Maturity Date.

         SECTION 2.6.   Voluntary Prepayment of the Loan.

         (a) The Borrower shall have the right at any time and from time to time to prepay the Loan, in whole or in part, upon at least two (2) Business Day's prior written or telecopy notice or telephone notice promptly confirmed in writing) to the Lender; provided, however, that each such partial prepayment shall be in a minimum principal amount of $100,000 and in integral multiples of $50,000.

         (b) Each notice of prepayment under subsection (a) above shall (i) specify the prepayment date and the principal amount of such prepayment, (ii) be irrevocable and (iii) commit the Borrower to prepay the Loan by the amount stated therein on the date stated therein. All prepayments under this Section
2.6 shall be without premium or penalty.  All prepayments under this Section
2.6 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Such voluntary prepayments shall be applied to reduce the remaining installments of principal in the inverse order of their maturity.

         SECTION 2.7. Facility Fee. The Borrower will pay to the Lender on the Effective Date in immediately available funds a facility fee in the amount of $125,000.

         SECTION 2.8.   Change in Circumstances.

         (a) If the Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing, or any change in the interpretation or administration in any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital, as a consequence of its obligations under this Credit Agreement to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed in good faith by the Lender to be material, then the Lender shall give the Borrower written notice thereof. Within thirty (30) days of the date on which the Borrower receives such notice, the Borrower shall pay to the Lender an amount that will, in Lender's reasonable determination, provide adequate compensation to the Lender for any such reduction in accordance with subparagraph (b) below. Notwithstanding the foregoing, in no event shall the Lender be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

         (b) The Lender shall deliver to the Borrower a written statement setting forth such amount or amounts as shall be necessary to compensate the Lender as specified in subparagraph (a) above, and such statement shall be prima facie evidence that such amount(s) are due and owing. In preparing such statement, the Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may be determined by any reasonable averaging and attribution method. The Borrower shall pay to the Lender the amount shown as due on any such statement within thirty (30) calendar days after the Borrower's receipt of the same.

         SECTION 2.9.   Time, Place and Method of Payments.

         (a) The Borrower shall make each payment hereunder and under the Note delivered hereunder not later than 2:00 p.m., Charlotte, North Carolina time, on the day when due in lawful money of the United States (in freely transferable Dollars) to the Lender at the Principal Office in immediately available funds and any funds received by the Lender after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day.

         (b) Whenever any payment hereunder or under the Note (including principal of or interest on the Loan or any fees or other amounts), shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or other amount, as the case may be.

         SECTION 2.10.  Use of Proceeds.

         (a) The proceeds of the Loan shall be used for working capital purposes and to make loans or advances to the Parent Guarantor. In no event shall the funds from the Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes.

         (b) No portion of the proceeds of the Loan under this Credit Agreement shall be used by the Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

         SECTION 3.1. Conditions Precedent to the Loan. The obligation of the Lender to make the Loan on the Effective Date is subject to the satisfaction of the following conditions precedent:

         (a) The Lender shall have received, duly authorized, executed and delivered by each Person that is a party thereto, in form and substance satisfactory to the Lender, each of the following:

                 (i) each of the following Loan Documents (together with all schedules and exhibits thereto) dated on or as of the Effective Date:

                          (aa)    this Credit Agreement,

                          (bb)    the Note,

                          (cc)    the Parent Guaranty,

                          (dd)    the Parent Pledge Agreement, together with
                                  (1) a letter duly executed by the Parent
                                  Guarantor addressed to the transfer agent requesting that (and enclosing) the certificates evidencing the units (Class A and C) of limited partnership interests in HEP be transferred to and registered in the name of the Parent Guarantor and, upon such transfer, that said certificates be delivered directly to the Lender together with the associated assignments executed in blank, (2) the certificates evidencing all of the issued and outstanding capital stock of Hallwood GP together with the associated stock powers executed in blank,

                          (ee) in multiple counterparts as requested by the Lender, Financing Statements from the Parent Guarantor, as debtor constituent to the instrument described in subclause (dd) above,

                          (ff)    the GP Guaranty,

                          (gg)    the GP Pledge Agreement,

                          (hh) in multiple counterparts as requested by the Lender, Financing Statements from Hallwood GP, as debtor constituent to the instrument described in subclause (gg) above,

                          (ii) in multiple counterparts as requested by the Lender, the Deed of Trust,

                          (jj) in multiple counterparts as requested by the Lender, Financing Statements from the Borrower, as debtor constituent to the instrument described in subclause (ii) above,

                          (kk)    the Security Agreement,

                          (ll) in multiple counterparts as requested by the Lender, Financing Statements from the Borrower, as debtor constituent to the instrument described in subclause (kk) above,

                          (mm)    the Interest Rate Protection Agreement, and

                          (nn) in multiple counterparts as requested by the Lender, the Conveyance Agreement;

                 (ii) a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit H hereto, duly executed and delivered by its sole general partner, Hallwood GP;

                 (iii) a certificate of the Secretary of Hallwood GP, dated the Effective Date and certifying as to (aa) the adoption and continuing effect of resolutions of the board of directors of Hallwood GP authorizing, individually and in its capacity as the sole general partner of the Borrower, the transactions contemplated hereby and by the other Loan Documents to which the Borrower or Hallwood GP is a party, (bb) the Certificate of Incorporation of Hallwood GP and all amendments thereto, (cc) the Bylaws of Hallwood GP and all amendments thereto, and (dd) the incumbency of all officers of Hallwood GP who will execute or have executed on behalf of Hallwood GP individually and in its capacity as general partner of the Borrower any document or instrument required to be delivered hereunder, containing the signature of same;

                 (iv) a certificate of the Secretary of the Parent Guarantor, dated the Effective Date and certifying as to (aa) the adoption and continuing effect of resolutions of the board of directors of the Parent Guarantor authorizing the transactions contemplated hereby and by the other Loan Documents to which the Parent Guarantor is a party,
         (bb) the Certificate of Incorporation of the Parent Guarantor and all amendments thereto, (cc) the Bylaws of the Parent Guarantor and all amendments thereto, and (dd) the incumbency of all officers of the Parent Guarantor who will execute or have executed any document or instrument required to be delivered hereunder by the Parent Guarantor, containing the signature of same;

                 (v) a copy of the filed stamped Certificate of Limited Partnership filed with the Office of the Secretary of State for the State of Colorado with respect to the Borrower;

                 (vi) with respect to Hallwood GP, a certificate of existence and good standing from the Secretary of State of Delaware dated no more than fifteen (15) calendar days prior to the Effective Date and certificates of authorization to do business and good standing in the States of Colorado and Texas;

                 (vii) with respect to the Parent Guarantor, a certificate of existence and good standing from the Secretary of State of Delaware dated no more than fifteen (15) calendar days prior to the Effective Date and certificates of authorization to do business and good standing in the State of Texas;

                 (viii)  the Opinion of the Loan Parties' Counsel;

                 (ix) certificates of insurance coverage or insurance binders evidencing that all insurance required to be obtained and/or maintained by the Loan Parties as of the Effective Date pursuant to any of the Loan Documents is in full force and effect;

                 (x) (aa) the Initial Financial Statements and (bb) such other financial information, regarding the Loan Parties as the Lender may reasonably request. All of such financial statements and financial information shall be satisfactory to the Lender;

                 (xi) duly executed and delivered copies of the Merger Agreement and all other agreements, certificates, documents, instruments and writings executed in connection therewith consummating the Merger;

                 (xii) all fees and expenses due and payable hereunder on or before the Effective Date and invoiced to the Loan Parties in writing prior to the Effective Date; and

                 (xii) such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

         (b) The Merger contemplated by the Merger Agreement shall have been consummated (and, except as set forth in Schedule 4.10, not subject to any challenge in any proceeding) pursuant to the terms thereof.

         (c) The Lender shall have received the following, in form and substance satisfactory to the Lender:

                 (i) favorable title opinions and/or due diligence reviews and lien and judgment searches prepared by special counsel acceptable to the Lender showing acceptable title in the Borrower to at least 80% by reserve value of the Mortgaged Properties;

                 (ii) if available, sufficient counterparts of the Certificate of Merger and the Articles of Merger to be filed in each county in which Mortgaged Property is situated; and

                 (iii) an engineering report prepared by personnel of the Loan Parties, which report (aa) reviews the Mortgaged Properties, (bb) sets forth and evaluates the proven and producing, shut-in, behind-pipe and undeveloped oil and gas reserves (separately classified as such) attributable to the Mortgaged Properties as of July 1, 1996, (cc) evaluates the productivity and the economic life of all wells included in the Mortgaged Properties; the quantity of the proved reserves recoverable therefrom; the projected rate of production, net income and expenses attributable to such proved reserves; the minimum development costs which are needed to develop the proved reserves to their economic life; and the expediency of any change in methods of treatment or operation of any well included in the Mortgaged Properties, and (dd) contains such additional information as the Lender may reasonably require, as of the date of such engineering report (the "Initial Engineering Report").

         (d) Evidence satisfactory to the Lender that all Liens covering any of the Collateral have been released and appropriate termination statements have been recorded or delivered to the Lender, including without limitation, Liens in favor of The First National Bank of Chicago and Liens in favor of Smith Barney.

         (e) The Lender shall have received a certificate of a Responsible Officer of Hallwood GP, dated the Effective Date, certifying on behalf of the Borrower that (i) the representations and warranties of the Borrower contained in Article IV hereof and, in all material respects, in each of the other Loan Documents to which the Borrower is a party are true, correct and complete on the Effective Date both before and after giving effect to the making of the Loan, (ii) no Default or Event of Default has occurred and is continuing on the Effective Date either before or after giving effect to the making of the Loan,
(iii) no material litigation (other than Existing Litigation) is pending or, to the best knowledge of the Borrower after due inquiry, threatened against the Borrower and no material adverse development has occurred in any Existing Litigation, as of the Effective Date, and (iv) no events or state of affairs which could reasonably be expected to result in a Material Adverse Effect have occurred since July 31, 1995;

         (f) The Lender shall have received a certificate of a Responsible Officer of the Parent Guarantor, dated the Effective Date, certifying on behalf of the Parent Guarantor that (i) the representations and warranties of the Loan Parties contained herein, and, in all material respects, in each of the other Loan Documents are true, correct and complete on the Effective Date both before and after giving effect to the making of the Loan, (ii) no Default or Event of Default has occurred and is continuing on the Effective Date either before or after giving effect to the making of the Loan, (iii) no material litigation (other than Existing Litigation) is pending or, to the best knowledge of the Parent Guarantor after due inquiry, threatened against any Loan Party and no material adverse development has occurred in any Existing Litigation, as of the Effective Date, and (iv) no events or state of affairs which could reasonably be expected to result in a Material Adverse Effect have occurred since July 31, 1995;

         (g) A search, made no more than 30 days prior to the Effective Date, of the Uniform Commercial Code filing offices in each relevant jurisdiction shall have revealed no filings or recordings with respect to the Collateral (except, with respect to the Mortgaged Properties, Permitted Liens, and Liens in favor of The First National Bank of Chicago, which Liens are being released and immaterial Liens described on Schedule 3.1(g)) in favor of any Person. The Lender shall have received a copy of the search reports received as a result of such search and fully executed releases effectuating the termination of any and all Liens (other than Permitted Liens) pertaining to any of the Collateral;

         (h) The Lender shall have received payment in full of the facility fee pursuant to the provisions of Section 2.7 hereof; and

         (i) Such other conditions precedent which the Lender may reasonably have requested or required.

         SECTION 3.2.   Certain Post-Closing Requirements.

         (a) The Loan Parties shall cause the transfer agent to deliver the certificates evidencing the units (Class A and C) of limited partnership interests in HEP owned by the Parent Guarantor to the Lender within fifteen
(15) Business Days of the Effective Date.

         (b) With respect to the Borrower, the Loan Parties shall cause to be delivered to the Lender within thirty (30) Business Days of the Effective Date a certificate of existence and good standing from the Secretary of State of the State of Colorado and certificates of authorization to do business and good standing in the State of Texas.

         (c) With respect to Hallwood GP, the Loan Parties shall cause to be delivered to the Lender within fifteen (15) Business Days of the Effective Date certificates of authorization to do business and good standing in the States of Colorado, Delaware, Kansas, Louisiana, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah, and Wyoming.

         (d) With respect to the Parent Guarantor, the Loan Parties shall cause to be delivered to the Lender within fifteen (15) Business Days of the Effective Date certificates of authorization to do business and good standing in the States of California, Florida, New York and Texas.

         (e) Within thirty (30) calendar days of the Effective Date, the Loan Parties shall have delivered to the Lender evidence that the Borrower has been added as an additional insured to the insurance policies described in the certificates or binders of insurance coverage delivered to the Lender on the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Credit Agreement and to make the Loan, the Parent Guarantor represents and warrants as to itself and its Related Energy Affiliates, Hallwood GP represents as to itself and its Subsidiaries and the Borrower represents and warrants as to itself, to the Lender that the following statements are true, correct and complete.

         SECTION 4.1. Organization. (a) The Parent Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material Governmental Approvals required to carry on its business as now conducted.

         (b) The Borrower is a limited partnership duly formed pursuant to the Colorado Uniform Limited Partnership Act of 1981, and has full power and all material Governmental Approvals required to carry on its business as now conducted. Hallwood GP is the sole general partner of the Borrower and the Parent Guarantor is the sole limited partner of the Borrower.

         (c) HEP is a limited partnership duly formed pursuant to the Uniform Limited Partnership Act of the State of Delaware, and has full power and all material Governmental Approvals required to carry on its business as now conducted. The Borrower is the sole general partner of HEP.

         (d) Hallwood GP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material Governmental Approvals required to carry on its business as now conducted.

         (e) Each Loan Party is duly authorized to do business as a foreign partnership or corporation, as the case may be, wherever the nature of its Properties or of its activities requires such authorization, except where the failure to so qualify would not result in a Material Adverse Effect.

         SECTION 4.2. Organization; Powers (Related Energy Affiliates). Each Related Energy Affiliate of the Parent Guarantor and each Subsidiary of Borrower and each general partner of each such Person which is a partnership
(i) is a corporation, limited liability company, or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) is duly qualified to conduct business as a foreign corporation, foreign limited liability company, or foreign limited partnership (as applicable), and is in good standing, in each other jurisdiction in which such qualification and good standing are reasonably necessary in order for it to conduct its business and own or lease its Properties as conducted and owned except where the failure to so qualify would not result in a Material Adverse Effect and (iii) has all corporate, limited liability company or partnership power (as applicable) and all material Governmental Approvals required to own or lease its Properties and to carry on its business as now conducted and as proposed to be conducted.

         SECTION 4.3. Authority. Each of the Loan Parties has the corporate or partnership power and authority (as applicable) and legal right under its respective certificate of incorporation, by-laws, Partnership Agreement and the laws of the jurisdiction of its organization to execute, deliver and perform each of the Loan Documents executed by, or to be executed by, such Loan Party and each other agreement or instrument contemplated thereby to which it is or will be a party and, with respect to the Borrower, to borrow hereunder. The execution, delivery and performance of each of the Loan Documents to which any Loan Party is or will be a party and the consummation of the transactions contemplated thereby, and, with respect to the Borrower, the borrowing of funds under this Credit Agreement, have been duly authorized by all necessary corporate or partnership action (as applicable) on the part of each Loan Party and each general partner of each Loan Party (as applicable) and require no action by or in respect of, or filing with, any Governmental Authority which has not been made or obtained. No action or consent is required of the limited partners, if any, of any Loan Party in connection with the due execution, delivery and performance of the Loan Documents, including this Credit Agreement. This Credit Agreement constitutes, and each of the other Loan Documents to which any Loan Party is a party when executed and delivered by such Loan Party, will constitute the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability thereof may be limited by Debtor Relief Laws and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 4.4. Use of Proceeds. The Borrower's uses of the proceeds of the Loan shall be as set forth in Section 2.10. No Loan Party is engaged principally, or as one of such Loan Party's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such Margin Stock, and no part of the proceeds of the Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. None of the assets of the Borrower are Margin Stock. None of the Loan Parties nor any agent acting on their behalf, have taken or will knowingly take any action which would cause this Credit Agreement or any other Loan Document to violate Regulation U or Regulation X or to violate the Securities Exchange Act of 1934, as amended.

         SECTION 4.5.   No Conflict.    The execution, delivery and performance
by each Loan Party of the Loan Documents to which such Loan Party is a party, the compliance by any Loan Party with the terms and provisions thereof and the consummation of each of the transactions contemplated thereby, do not and will not (i) require any consent or approval of the stockholders or partners of any Loan Party, or any Governmental Approval or any other Person which has not been obtained, (ii) by the lapse of time, the giving of notice or otherwise, (aa) constitute a violation of any Requirement of Law binding on any Loan Party or a breach of any provision contained in the certificate of incorporation, bylaws or Partnership Agreement of any Loan Party, (bb) constitute a breach of any material provision contained in any material contract to which such Loan Party is a party or by which such Loan Party is bound, or (cc) result in or require the creation or imposition of any Lien whatsoever upon any of the Properties of such Loan Party (other than Liens permitted pursuant to the Loan Documents).

         SECTION 4.6. Ownership of Properties; Liens. (a) Except as disclosed on Schedule 4.6 attached hereto, the Borrower has good and marketable title to all material Properties purported to be owned by the Borrower, including, without limitation, all Mortgaged Properties and all other Property reflected in the pro forma balance sheet referred to in Subsection 4.9(b) and all Properties which are used by the Borrower in the operation of its business, and none of such Properties is subject to any Lien other than Permitted Liens.

         (b) The Parent Guarantor has good and marketable title to all material Properties purported to be owned by the Parent Guarantor, including, without limitation, all Property reflected in the financial statements referred to in Subsection 4.9(a) and all Collateral described in the Parent Pledge Agreement, and none of such Collateral is subject to any Lien.

         SECTION 4.7.   Mortgaged Properties. Except as disclosed on Schedule
4.6 attached hereto, the Borrower has good, marketable, and record title to all of the Oil and Gas Interests described in the Initial Engineering Report other than Immaterial Oil and Gas Interests, free and clear of all Liens except Permitted Liens. With the exception of Immaterial Oil and Gas Interests, all oil, gas, and other mineral leaseholds and fee interests comprising or affecting the Oil and Gas Interests described in the Initial Engineering Report are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Except with respect to Immaterial Oil and Gas Interests, but without regard to any consent or non-consent provisions of any joint operating agreement covering any of the Proved Reserves of the Borrower, the Borrower's share of (i) the costs for each of the Proved Reserves described in the Initial Engineering Report is not greater than the decimal fraction set forth in the Initial Engineering Report, before and after payout, as the case may be, and described therein by the respective designations "working interests", "WI", "gross working interest", "GWI", or similar terms, and (ii) production from, allocated to, or attributed to each such Proved Reserves is not less than the decimal fraction set forth in the Initial Engineering Report, before and after payout, as the case may be, and described therein by the designations "net revenue interest", "NRI", or similar terms. Except with respect to Immaterial Oil and Gas Interests, each well drilled in respect of Oil and Gas Interests described in the Initial Engineering Report (i) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and the Borrower is currently receiving payments for its share of production, with no material funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (ii) has been drilled, bottomed, completed, and operated in compliance with all applicable Requirements of Law and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. For purposes of this Subsection 4.7, "Immaterial Oil & Gas Interests" means Oil and Gas Interests which, in the aggregate, do not represent more than two percent (2%) of the discounted present value of all Oil and Gas Interests as set forth in the Initial Engineering Report delivered to the Lender pursuant to Section 3.1(c)(iii).

         SECTION 4.8.   No Defaults.

         (a) None of the Loan Parties is a party to any material Contractual Obligation that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) (i) No Default or Event of Default exists, and (ii) none of the Loan Parties is in default in any material respect under any material Contractual Obligation.

         SECTION 4.9.   Financial Position; No Material Adverse Change.

         (a) The Parent Guarantor has heretofore furnished to the Lender its (i) Consolidated balance sheet, and the related consolidated statements of income, cash flows and shareholders' equity as of and for the Fiscal Year ended July 31, 1995, audited by and accompanied by the unqualified opinion of Deloitte Touche and (ii) the unaudited Consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as September 30, 1996, and the related unaudited Consolidated statements of income and cash flows for such quarterly period and for the portion of the Fiscal Year then ended. Such financial statements present fairly the Consolidated financial condition and results of operations and cash flows of the Parent Guarantor and its Consolidated Subsidiaries as of such dates. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         (b) The Borrower has heretofore furnished to the Lender its projected pro forma balance sheet (together with all footnotes thereto) as of the Effective Date. Such projected pro forma balance sheet of the Borrower accurately reflects the best available projections of the financial position of the Borrower (after giving effect to the Merger, the Conveyance and the Loan), which projections were made after reasonable investigations, were made in good faith, were believed to be reasonable when made and were based upon assumptions which were believed to be reasonable when made. The principal assumptions used in preparing such projected financial statements are as stated in the footnotes accompanying such statements.

         (c) No Loan Party has any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Consolidated balance sheet of the Parent Guarantor or as otherwise disclosed to the Lender in writing.

         (d) The Loan Parties have disclosed to the Lender in writing any and all facts which, in the reasonable good faith judgment of such Loan Parties, could result in a Material Adverse Effect.

         SECTION 4.10.  Litigation; Adverse Effects.

         (a) Except for Existing Litigation, there are no actions, suits, proceedings, governmental investigations or arbitrations, at law or in equity, before or by any Governmental Authority, pending or, to the best knowledge of the Parent Guarantor, threatened against the Parent Guarantor or any Subsidiary of the Parent Guarantor or any material Property of the Parent Guarantor or any Subsidiary of the Parent Guarantor, which could reasonably be expected to result in a Material Adverse Effect. There are no outstanding judgments, injunctions, writs, rulings or orders by any Governmental Authority against any Loan Party or any such Loan Party's stockholders, partners, directors or officers which have or could reasonably be expected to result in a Material Adverse Effect.

         (b) Except Existing Litigation, there are no actions, suits, proceedings, governmental investigations or arbitrations, at law or in equity, before or by any Governmental Authority, pending or, to the best knowledge of the Borrower, threatened against the Borrower or any material Property of the Borrower.

         (c) None of the business, Properties, or operations of any Loan Party are materially and adversely affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or of the public enemy or other casualty (whether or not covered by insurance).

         SECTION 4.11. ERISA. Each Loan Party is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which such Loan Party was required to file a report with the PBGC, and the present value of all benefit liabilities under each Benefit Plan (based on those assumptions used to fund such Benefit Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the Properties of such Benefit Plans. No Loan Party has any ERISA Affiliates (other than the Loan Parties) or Multiemployer Plans. The Borrower has no Benefit Plans.

         SECTION 4.12. Payment of Taxes. Each Loan Party has filed all federal, state and local tax returns and other reports required by Requirements of Law to have been filed by such Loan Party and has paid (prior to delinquency) all taxes and other similar charges and assessments that are due and payable, including extensions, except taxes, charges and assessments which are being diligently contested in good faith by appropriate proceedings and any Lien arising thereunder constitutes a Permitted Lien. No Responsible Officer of the Parent Guarantor has knowledge of any proposed tax assessment against any Loan Party that is likely to result in a Material Adverse Effect.

         SECTION 4.13.  Environmental Matters.  Except as disclosed on Schedule
4.13 or as could not reasonably be expected to result in a liability in excess of $50,000:

         (a) Each Loan Party and each operator of the Mortgaged Properties is in compliance with all applicable Environmental Laws;

         (b) Each Loan Party has obtained, all Governmental Approvals required under applicable Environmental Laws to operate its business as presently conducted or as proposed to be conducted and all such Governmental Approvals are in full force and effect and each Loan Party is in compliance with all terms and conditions of such Governmental Approvals;


         (c) None of the Loan Parties nor any of the present Property or operations (including without limitation, the Mortgaged Properties) or the past Property or operations of any Loan Party is subject to any order from or agreement with any Governmental Authority or private party respecting (i) failure to comply with any Environmental Law or any Remedial Action, or (ii) any Environmental Liabilities arising from the Release or threatened Release of a Hazardous Substance into the environment except those orders and agreements with which such Loan Party has complied;

         (d) None of the operations of any Loan Party is subject to any judicial or administrative proceeding alleging a violation of, or liability under, any Environmental Law;

         (e) To the knowledge and belief of the Loan Parties after reasonable and good faith inquiry with respect thereto, none of the operations of any Loan Party is the subject of any investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Hazardous Substance into the environment;

         (f) No Loan Party has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance under 40 CFR Part 261 or any state or local equivalent;

         (g) No Loan Party has filed any notice under any applicable Environmental Law reporting a Release of a Hazardous Substance (other than minor or de minimis emissions or releases) into the environment;

         (h) There is not now, nor, to the knowledge and belief of the Loan Parties (after reasonable and good faith inquiry with respect thereto) has there ever been, on or in any Property of any Loan Party (including without limitation, the Mortgaged Properties):

                 (i) any generation, treatment, recycling, storage or disposal of any Hazardous Substance under 40 CFR Part 261 or any state or local equivalent, except the storage of Hazardous Substances in compliance with all applicable Environmental Laws,

                 (ii) any underground storage tanks or surface impoundments, except pits incidental to oil and gas wells which are in compliance with all applicable Environmental Laws,

                 (iii)  any asbestos-containing material, or

                 (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

         (i) There have been no written commitments or agreements involving a Loan Party from or with any Governmental Authority or any private entity (including, without limitation, the owner of the Property or any portion thereof) relating to the generation, storage, treatment, presence, Release, or threatened Release of any Hazardous Substance on or into any of the Properties of the such Loan Party (including without limitation, the Mortgaged Properties) or the environment (including off-site disposal of toxic wastes or Hazardous Substances) or any Remedial Action with respect thereto;

         (j) No Loan Party has received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Hazardous Substance into the environment;

         (k) No Loan Party has any known liability in connection with any material Release or material threatened Release of any Hazardous Substances into the environment; and

         (l) After due inquiry, no Environmental Lien has attached to any Properties of any Loan Party (including without limitation, the Mortgaged Properties).

         SECTION 4.14. Governmental Regulation. No Loan Party is subject to regulation under the Interstate Commerce Act, as amended, the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or any other Requirements of Law such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by this Credit Agreement and the other Loan Documents or any document executed in connection therewith is impaired.

         SECTION 4.15.  Disclosure.

         (a) All information contained in any financial statements, certificates, exhibits, schedules, operating statements and any other statements and written information (excluding estimates and forecasts) furnished by or on behalf of any Loan Party to the Lender, (taken as a whole) in connection with any transaction contemplated hereby or by any other Loan Document on or prior to the date this representation is made or deemed made, were, and will be, true, complete and correct in all material respects and do not, and will not, contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (b) The Initial Engineering Report accurately reflects in all material respects, the ownership interests in the oil and gas properties referred to therein (including all before and after payout calculations).

         SECTION 4.16. Subsidiaries; Partnerships. The Borrower has no Subsidiaries. Except as disclosed on Schedule 4.16, the Borrower is not a partner or member in any limited liability company, joint venture, partnership or unincorporated association. For purposes of this Section, it is understood and agreed that the Borrower's participation in joint ownership and development of Oil and Gas Interests as an undivided interest owner pursuant to the terms of a joint operating agreement or other similar agreement entered into in the ordinary course of business of the Borrower shall not constitute the Borrower being a venturer or partner in any joint venture or partnership, provided that each such operating agreement or similar agreement specifically states that no partnership or joint venture is created or intended to be created pursuant to such agreement.

         SECTION 4.17. Security. (a) The Security Agreement contains a description of all of the material assets and properties of the Borrower (other than the general partner interest owned by the Borrower in

HEP) sufficient to grant to the Lender, a legal, valid, and enforceable Lien in all right, title and interest of the Borrower in said Collateral pursuant to applicable law.

         (b) The provisions of the Parent Pledge Agreement are effective to grant to the Lender, a legal, valid, and enforceable Lien in all right, title and interest of the Parent Guarantor in the Collateral described therein.

         (c) The provisions of the GP Pledge Agreement are effective to grant to the Lender, a legal, valid, and enforceable Lien in all right, title and interest of Hallwood GP in the Collateral described therein.

         SECTION 4.18. Solvency. No Loan Party (i) is "insolvent" (within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Conveyance Act or Section 2 of the Uniform Fraudulent Transfer Act) or will become insolvent as a result of the incurrence of any obligation under any Loan Document to which it is a party; (ii) has unreasonably small capital (after giving effect to the transactions contemplated in any Loan Document to which it is a party) for the conduct of its existing and contemplated business; or (iii) is able to perform its contingent obligations and other commitments as they mature in the normal course of business.

         SECTION 4.19. Business; Compliance with Laws. None of the Borrower, Hallwood Energy Corporation, HEP and Hallwood GP has conducted and is now conducting any business other than business relating to the exploration, development, financing, acquisition, ownership, operation, maintenance, storage, transporting, processing and marketing of Hydrocarbons and other Oil and Gas Interests as currently conducted. Each Loan Party has conducted its business and affairs in compliance with all Requirements of Law applicable thereto.

         SECTION 4.20. Licenses, Permits, Etc. Each Loan Party possess such Governmental Approvals as are necessary to carry on their respective businesses as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not result in a Material Adverse Effect.

         SECTION 4.21. Location of the Loan Parties. The principal place of business of each of the Borrower and Hallwood GP is Denver, Colorado and the Borrower's chief executive office is located at 4582 South Ulster Parkway, Suite 1700, Denver, Colorado 80237. The Parent Guarantor's principal place of business Dallas, Texas and the chief executive office of Hallwood GP and the Parent Guarantor is located at 3710 Rawlins, Suite 1500, Dallas, Texas 75219-4236.

         SECTION 4.22. Gas Imbalances. Except as set forth on Schedule 4.22 or specifically disclosed in the consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries or the Initial Engineering Report, there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's Oil and Gas Interests which would require the Borrower to deliver Hydrocarbons produced from any of the Borrower's Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor which would exceed $25,000 in the aggregate.

         SECTION 4.23. Fiscal Year. The Borrower's Fiscal Year is January 1 through December 31.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                 So long as this Credit Agreement shall remain in effect or the principal of or interest on the Loan, or any fee, expense, compensation or any other amount payable under any Loan Document shall remain unpaid or outstanding, unless the Lender shall otherwise consent in writing, each of the Loan Parties covenants and agrees that:

         SECTION 5.1. Information. The Loan Parties shall deliver, or cause to be delivered, to the Lender:

                 (i) as soon as available, and in any event within sixty (60) days after the end of the first three (3) fiscal quarters in each Fiscal Year of the Parent Guarantor, the unaudited Consolidated and consolidating balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as at the end of such quarterly period and year to date period then ended, and the related unaudited Consolidated and consolidating statements of income and cash flows for such quarterly period and for the portion of the Fiscal Year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all in reasonable detail prepared in a manner satisfactory to the Lender, and certified by a Responsible Officer of the Parent Guarantor responsible for the administration of the finances and accounting practices of the Parent Guarantor that such financial statements fairly present the Consolidated financial condition and results of operations of, respectively, the Parent Guarantor and its Consolidated Subsidiaries in accordance with GAAP for the Fiscal Quarter and year to date period then ended, subject to changes resulting from normal year-end audit adjustments.

                 (ii) as soon as available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year of the Parent Guarantor, the audited Consolidated balance sheet of the Parent Guarantor as of the end of such Fiscal Year and the related audited Consolidated statements of income, cash flows and shareholders' equity of the Parent Guarantor for such Fiscal Year, setting forth the comparative figures for the preceding Fiscal Year all audited by Deloitte Touche or other independent certified public accountants of recognized national standing satisfactory to the Lender and accompanied by an unqualified opinion of such accountants to the effect that such Consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Guarantor and its Consolidated Subsidiaries, on a Consolidated basis, in accordance with GAAP.

                 (iii) as soon as practicable, and in any event within sixty
         (60) days after the end of each Fiscal Quarter in each Fiscal Year of the Borrower, the unaudited balance sheet of the Borrower as at the end of such quarterly period and year to date period then ended, and the related unaudited statements of income and cash flows for such quarterly period and for the portion of the Fiscal Year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all in reasonable detail prepared in a manner satisfactory to the Lender, and certified by a Responsible Officer of the Borrower responsible for the administration of the finances and accounting practices of the Borrower that such financial statements fairly present the financial condition and results of operations of the Borrower in accordance with GAAP for the Fiscal Quarter and year to date period then ended, subject to changes resulting from normal year-end audit adjustments.

                 (iv) together with the delivery of statements referred to in subclauses (i), (ii), and (iii) above, a Compliance Certificate, in form and substance satisfactory to the Lender, signed by a

         Responsible Officer of the Parent Guarantor responsible for the administration of the finances and accounting practices of the Parent Guarantor, stating that the signer has reviewed the terms of this Credit Agreement and the other Loan Documents and stating whether or not he has knowledge of any such Default or Event of Default and, if so, specifying each such condition or event of which he has knowledge and the nature thereof and any corrective action taken or proposed to be taken with respect thereto. Such Compliance Certificate shall set forth the calculations required to establish compliance with the financial covenants set forth in Section 6.14 for the fiscal period covered by such financial statements.

                 (v) promptly and in any event within five (5) Business Days after any Responsible Officer of any Loan Party obtains knowledge thereof, notice of (aa) the institution of or threat in writing of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party not previously disclosed in writing to the Lender, which if adversely determined, could reasonably be expected to result in a Material Adverse Effect, or any material adverse development in any Existing Litigation, or
         (bb) the occurrence of any event which constitutes a Default or Event of Default, such notice to specify the nature and period of existence of such Default or Event of Default, and what action the Loan Parties have taken, are taking or propose to take with respect thereto.

                 (vi) promptly upon receipt thereof, one copy of each other report submitted to the Parent Guarantor or to the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of such Person.

                 (vii) promptly upon their becoming available, one copy of each financial statement and proxy statement sent or made available by any Loan Party to its security holders, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by such Loan Party with any securities exchange or the Securities and Exchange Commission or any successor agency, and of all press releases and other statements made available generally by each Loan Party to the public concerning material developments in the business of such Loan Party.

                 (viii) promptly upon request therefor by the Lender, copies of such title opinions and other information in the Borrower's possession, control or direction regarding title to the Mortgaged Properties as are appropriate to determine the status of title with respect thereto.

                 (ix) promptly upon receipt of same, copies of any notice or other information received by any Loan Party indicating any potential, actual or alleged (aa) non-compliance with or violation of the requirements of any Environmental Law which could reasonably be expected to result in liability to such Loan Party for fines, clean up or any other remediation obligations or any other liability in excess of $50,000, individually or in the aggregate; (bb) release or threatened release of any toxic or hazardous waste, substance, or constituent, or other substance into the environment which release would impose on such Loan Party a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Environmental Law which is likely to result in liability to such Loan Party for fines, clean up and other remediation obligations or any other liability in excess of $50,000 in the aggregate; or (cc) the existence of any Lien arising under any Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $50,000 in the aggregate.

                 (x)  promptly (but in all events within five (5) Business
         Days) after any Responsible Officer of any Loan Party becomes aware of the occurrence of any Default, a certificate of such Responsible Officer setting forth the details thereof and the action which the Loan Parties are taking or propose to take with respect thereto.

                 (xi) by April 1 and August 1 of each year, an engineering report in form and substance reasonably satisfactory to the Lenders which may be prepared by or under the supervision of a petroleum engineer who may be an employee of the Loan Parties, which shall evaluate the Mortgaged Property as of the preceding December 31 or June 30, respectively, together with reports prepared by the personnel of the Loan Parties setting forth the production volumes, revenue, prices received, and expenses for all Oil and Gas Interests owned by the Borrower for the most recent six (6) month period ending December 31 or June 30, as the case may be. Such reports shall be prepared on a cash basis and shall be reported on a well by well, lease by lease or field by field basis or on such other basis for which such Properties are normally reported in the Borrower's ordinary course of business.

                 (xii) promptly notify the Lender of any material adverse change in the business, financial condition, operations or prospects of the any Loan Party.

                 (xiii) from time to time promptly furnish such additional information regarding the financial position or business of the Loan Parties as the Lender may reasonably request.

         SECTION 5.2. Payment and Performance. Each of the Loan Parties will pay all amounts due under each Loan Document to which it is a party in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied therein.

         SECTION 5.3. Business of the Borrower. The primary business of the Borrower is and will continue to be the acquisition, exploration for, development, production, transportation, processing and marketing of Hydrocarbons and accompanying elements and serving as the general partner of HEP.

         SECTION 5.4. Existence. Each Loan Party shall maintain its (i) partnership or corporate, as applicable, existence, rights and franchises and good standing in the jurisdiction of its organization or incorporation, and
(ii) qualification and good standing in all jurisdictions in which such qualification and good standing are necessary in order for the such Loan Party or such Subsidiary to conduct its business and own its Property as conducted and owned in such jurisdiction except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

         SECTION 5.5. Right of Inspection. Each Loan Party will permit, and will cause each Subsidiary of such Loan Party to permit, any officer, employee or agent of the Lender to visit and inspect any of the Properties of such Loan Party (including without limitation, the Mortgaged Properties), examine such Loan Party's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of such Loan Party with such Loan Party's officers, accountants and auditors, all at such reasonable times and during normal business hours and as often as the Lender may reasonably desire.

         SECTION 5.6. Maintenance of Insurance. Each Loan Party maintains and will cause to be maintained with financially sound and reputable insurers, insurance with respect to the Property and business of such Loan Party against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. Upon request of the Lender, the Loan Parties will furnish or cause to be furnished to the Lender from time to time a summary of such insurance in form and substance satisfactory to the Lender. In the case of any fire, accident or other casualty causing loss or damage to any Collateral, the proceeds of such policies shall be used (i) to repair or replace the damaged Collateral, or (ii) to prepay the Obligations.

         SECTION 5.7.   Payment of Taxes and Claims.  Each Loan Party will pay
(i) all taxes imposed upon it or any of its Properties or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (ii) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien (other than a Permitted Lien) on any of its Properties; provided, however, no payment of taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the Properties of such Loan Party are subject to levy or execution, (ii) such Loan Party as and to the extent required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) to the extent the amount of the contested taxes or claims are in excess of $50,000 (in the aggregate), such Loan Party has notified the Lender of such circumstances, in detail satisfactory to the Lender.

         SECTION 5.8. Compliance with Laws and Documents. Each Loan Party will comply with all Requirements of Law, its certificate (or articles) of incorporation, bylaws, certificate of limited partnership, Partnership Agreement and similar organizational documents and all material Contractual Obligations to which such Loan Party is a party, if a violation, alone or when combined with all other such violations, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.9. Maintenance of Ownership of Oil and Gas Interests. Except as expressly permitted by the terms of this Credit Agreement and except for Immaterial Oil and Gas Interests, the Borrower shall maintain at all times
(i) a net revenue interest in the Mortgaged Properties not less than the net revenue interest set forth in Initial Engineering Report, and (ii) a working interest in the Mortgaged Properties not greater than the working interest set forth in the Initial Engineering Report.

         SECTION 5.10.  Operation of Properties and Equipment.

         (a) Each Loan Party will maintain and operate its Properties (including without limitation, the Mortgaged Properties) in a good and workmanlike manner, and, with respect to the Mortgaged Properties, observe and comply, in all material respects, with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Mortgaged Properties so long as such Mortgaged Properties are capable of producing Hydrocarbons and accompanying elements in paying quantities.

         (b) The Borrower will comply, and will use its best efforts to cause the operator of the Mortgaged Properties to comply, in all material respects with all material Contractual Obligations applicable to or relating to the Mortgaged Properties.

         (c) Each Loan Party will maintain, preserve and keep at all times, all equipment used with respect to their respective businesses in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of such Loan Party.

         (d) The Loan Parties shall make all reasonable efforts to provide to Lender within ninety days after the Effective Date the information or documentation set forth in that certain Memorandum dated December 2, 1996 from
D. Dale Gillette to Lender, all in form and substance satisfactory to Lender and its counsel.


         SECTION 5.11. Environmental Law Compliance and Indemnity. Each Loan Party will comply in all material respects with all Environmental Laws binding on such Loan Party or such Subsidiary, including, without limitation, (i) all licensing, permitting, notification and similar requirements of Environmental Laws, and (ii) all provisions of all Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous
Substances.   Each Loan Party will promptly pay and discharge when due, all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws binding on such Loan Party. Each Loan Party hereby indemnifies, and agrees to defend and hold harmless the Lender and its agents, affiliates, officers, directors, and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from the contamination by any Hazardous Substance or environmental pollutant in violation of any federal, state or local Environmental Laws, including without limitation violation of the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, or of the Resource Conservation and Recovery Act, as amended from time to time; but excluding any such losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of such indemnitee.

         SECTION 5.12. ERISA Reporting Requirements. Each Loan Party shall furnish or cause to be furnished to Lender:

         (a) Promptly and in any event (i) within fifteen (15) days after such Loan Party or any ERISA Affiliate knows or has reason to know that any Reportable Event described in clause (a) of the definition of Reportable Event or any event described in section 4063(a) of ERISA with respect to any Benefit Plan of such Loan Party or any ERISA Affiliate has occurred, and (ii) within ten (10) days after such Loan Party or any ERISA Affiliate knows or has reason to know that any other Reportable Event with respect to any Benefit Plan of such Loan Party or any ERISA Affiliate has occurred or a request for minimum funding waiver under section 412 of the Code with respect to any Benefit Plan of such Loan Party or any ERISA Affiliate has been made, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

         (b) Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the PBGC, copies of each notice received by such Loan Party or any

ERISA Affiliate of the PBGC's intention to terminate any Benefit Plan or to have a trustee appointed to administer any Benefit Plan;

         (c) Promptly and in any event within fifteen (15) days after the receipt by any Loan Party of a request therefor by the Lender, copies of any annual and other report (including Schedule B thereto) with respect to a Benefit Plan filed by such Loan Party or any ERISA Affiliate with the United States Department of Labor, the IRS or the PBGC;

         (d) Promptly, and in any event within ten (10) Business Days after receipt thereof, a copy of any correspondence any Loan Party or any ERISA Affiliate receives from the Plan Sponsor (as defined by section 4001(a)(10) of ERISA) of any Benefit Plan asserting withdrawal liability pursuant to section 4219 or 4202 of ERISA upon such Loan Party or any ERISA Affiliate, and a statement from a Responsible Officer of such Loan Party or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which such Loan Party or such ERISA Affiliate is taking or proposes to take with respect thereto;

         (e) Notification within three (3) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that such Loan Party or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Benefit Plan under a distress termination within the meaning of section 4041(c) of ERISA and a copy of such notice; and

         (f) Promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Benefit Plan and (ii) actions, suits and proceedings before any Governmental Authority affecting any Loan Party or any ERISA Affiliate with respect to any Benefit Plan, except those which, in the aggregate, if adversely determined could not result in a Material Adverse Effect.

         SECTION 5.13.  Security.

         (a) The Obligations will be secured by the Security Instruments and any additional Security Instruments hereafter delivered by any Loan Party and accepted by Lender. The Loan Parties will at all times cause (i) all of the Oil and Gas Interests of the Borrower, (ii) all of the outstanding capital stock of Hallwood GP, (iii) all of the outstanding partnership interests in the Borrower, (iii) all of issued and outstanding Class A and Class C limited partnership interests in HEP owned by any Loan Party, to be subject to valid first-priority Liens in favor of the Lender pursuant to the Security Instruments.

         (b) The Loan Parties will from time to time deliver to the Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by such Loan Party in form and substance satisfactory to the Lender, which the Lender reasonably requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         (c) Notwithstanding that, by the terms of the Deed of Trust, the Borrower is and will be assigning to the Lender all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred the Borrower may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Deed of Trust, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, the Lender may exercise all rights and remedies granted under the Deed of Trust, including the right to obtain possession of all Production Proceeds then held by the Borrower or to receive directly from the purchaser of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by the Lender to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Deed of Trust, nor shall any release of any Production Proceeds by the Lender to the Borrower constitute a waiver, remission, or release of any other Production Proceeds or of any rights of the Lender to collect other Production Proceeds thereafter.

         (d) Upon the request of the Lender at any time after the Parent Guarantor has repaid its existing $4,000,000 promissory note issued payable to the order of the Integra Unsecured Creditors' Trust (the "Trust") and such Trust has returned the 517,242 shares of the common stock of ShowBiz Pizza Time, Inc. ("ShowBiz"), or any part thereof, to the Parent Guarantor, the Parent Guarantor shall amend the Parent Pledge Agreement to include such of the shares of ShowBiz stock returned to the Parent Guarantor by the Trust having a market value on the date of such amendment of $1,000,000, and subject such shares to a valid first-priority Lien in favor of the Lender pursuant to the provisions of the Parent Pledge Agreement.

         SECTION 5.14. Permits, Licenses. Each Loan Party shall maintain all material Properties, Governmental Approvals, and other third party consents, licenses, patents, copyrights, trademarks, service marks, trade names, permits and other approvals and authorizations necessary to conduct its business, including, without limitation all Governmental Approvals and third party consents, permits, licensees and agreements relating to the Mortgaged Properties.

         SECTION 5.15. Further Assurances. Each Loan Party will promptly cure any defects in the execution and delivery of the Loan Documents. Each Loan Party at its expense will promptly execute and deliver to the Lender all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of such Loan Party in the Loan Documents, or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any omissions in the Security Instruments, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

         SECTION 5.16. Title Assurances. The Borrower shall furnish or cause to be furnished to the Lender such information in its possession or reasonably available to it with respect to title to the Mortgaged Properties as the Lender may reasonably request and shall cooperate with the Lender and its counsel in analyzing and, where appropriate in the reasonable opinion of the Lender, correcting defects in such title.

         SECTION 5.17. Performance of Partnership Agreement. The Borrower will perform and observe in all material respects the provisions of its Partnership Agreement on its part to be performed or observed prior to the termination thereof. The Parent Guarantor will cause HEP to perform and observe in all material respects the provisions of its Partnership Agreement on its part to be performed or observed prior to the termination thereof, unless and to the extent only that the same shall be contested in good faith by appropriate action by or on behalf of HEP.

                                   ARTICLE VI

                       NEGATIVE COVENANTS OF THE BORROWER

         So long as this Credit Agreement shall remain in effect or the principal of or interest on the Loan, or any fee, expense, compensation or any other amount payable under any Loan Document shall remain unpaid or outstanding, unless the Lender shall otherwise consent in writing, each of the Loan Parties covenants and agrees that:

         SECTION 6.1. Debt. The Borrower will not create, incur, assume, suffer to exist or otherwise become or remain liable with respect to, any Debt or Accommodation Obligation, except for:

         (a) Debt and Accommodation Obligations arising hereunder and under the other Loan Documents;

         (b) Endorsements of negotiable instruments for collection in the ordinary course of business;

         (c) Unsecured accounts payable and expense accruals incurred or assumed in the ordinary course of business, provided such accounts payable have not remained unpaid for a period of thirty (30) days after the same became due unless currently being contested in good faith or by appropriate proceedings and as to which such reserve as is required by GAAP has been made;

         (d) Liabilities for taxes, assessments, governmental charges or levies;

         (e)     Obligations under the Interest Rate Protection Agreement; and

         (f) General Partner liability of the Borrower for the Debt of HEP or HEP Operating Partners, L.P. arising solely as a result of its being the general partner of HEP and of HEP Operating Partners, L.P.

         SECTION 6.2. Restrictions on Distributions. The Borrower will not directly or indirectly declare or make or incur any liability to make Distributions, nor will the Borrower directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any partnership interests in the Borrower (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the partnership interests of Borrower.

         SECTION 6.3. Liens; Negative Pledge. The Borrower will not create, incur, assume or suffer to exist any Lien on any Property of the Borrower (including without limitation, the Mortgaged Properties), other than Permitted Liens. The Borrower will not enter into or become subject to any agreement (other than this Credit Agreement) that prohibits or otherwise restricts the right of the Borrower to create, incur, assume or suffer to exist Liens on any of its Property. The Parent Guarantor will not create, incur, assume or suffer to exist any Lien on any Collateral of the Parent Guarantor. The Parent Guarantor will not create, incur, assume or suffer to exist any Lien on 413,794 shares of ShowBiz stock pledged as of the Effective Date to the Trust (the "Designated Showbiz Stock") other than the Lien in favor of the Trust or Liens in favor of the Lender. Neither Hallwood GP nor the Parent Guarantor will enter into or become subject to any agreement (other than Contractual Obligations in existence on the Effective Date and this Credit Agreement) that prohibits or otherwise restricts the right of Hallwood GP or the Parent Guarantor to create, incur, assume or suffer to exist Liens on any of its Property.

         SECTION 6.4. Consolidation, Mergers and Acquisitions; Fundamental Changes. The Borrower shall not merge or consolidate with or acquire substantially all of the outstanding capital stock or Properties of any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business, Properties, whether now or hereafter acquired, except for transactions in the nature of a consolidation and/or merger involving the Borrower in which the Borrower is the surviving entity, subject to the condition that immediately after such merger or consolidation and after giving effect and pro forma effect thereto for the immediately preceding twelve-month period, no Event of Default or Default shall have occurred, exist or be continuing. The Borrower shall not purchase, redeem, retire or otherwise acquire for value any of its partnership interests now or hereafter outstanding.

         SECTION 6.5. Investments. The Borrower shall not make, directly or indirectly, any Investments, except:

         (a)     Investments existing on the date hereof and disclosed on
Schedule 6.5;

         (b)     Investments consisting of Cash Equivalents;

         (c) Loans made to the Parent Guarantor, provided (i) no payment of principal, interest, or other amounts required hereunder or under the Loan Documents has become due and has not been paid, (ii) no Default or Event of Default has occurred, is continuing and has not been waived by the Lender or would occur as a result of the making of such loan, and (iii) after giving effect to the proposed loan the Borrower is in compliance with covenants contained in Section 6.15 as of (and as if the most recently ended fiscal quarter of the Borrower had ended on) the date such loan made;

         (d) Accounts receivable from customers in the ordinary course of business;

         (e) Investments in connection with or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar or customary arrangements, and the performance of Borrower's obligations thereunder in accordance with prudent operating standards and in the ordinary course of business, but only insofar as they do not (i) reduce the net revenue interest of the Borrower in any Mortgaged Property below the undivided net revenue interest specified for the Borrower in Exhibit A to the Deed of Trust, and/or (ii) increase the undivided working interest specified for the Borrower in Exhibit A to the Deed of Trust.

         SECTION 6.6. Transactions with Affiliates. The Borrower shall not enter into, or be a party to any transaction with any of Affiliate or partner, except for (i) the transactions provided for in the Loan Documents, (ii) Investments permitted pursuant to Section 6.5(c), or (iii) transactions entered into in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's business and upon such fair and reasonable terms as could reasonably be obtained in a arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

         SECTION 6.7. Certain Contracts; Amendments. The Borrower shall not enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which is a material Contractual Obligation and obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. The Borrower shall not amend or permit any amendment to any material

Contractual Obligation or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects any material right or benefit of the Lender under or acquired pursuant to any Loan Document. The Borrower shall not enter into any contract, agreement or transaction which at the time such contract, agreement or transaction was entered into could reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.8 Amendments to Organizational Documents. The Borrower shall not enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under, or terminate its Certificate of Limited Partnership, Partnership Agreement, or other organizational document other than amendments, modifications and waivers which are not, individually or in the aggregate, material. The Parent Guarantor shall not enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under, or terminate the Certificate of Limited Partnership, Partnership Agreement, or other organizational documents of HEP other than amendments, modifications and waivers which are not, individually or in the aggregate, material.

         SECTION 6.9. Subsidiaries, Partnerships. (a) The Borrower will not form, create or otherwise have any Subsidiaries or become a general partner in any partnership or joint venture other than those set forth on Schedule 4.16.

         (b) The Borrower will at all times remain the sole general partner of HEP and HEP Operating Partners, L.P.

         SECTION 6.10. Sales of Properties. (a) The Borrower shall not sell, assign, transfer, lease, convey or otherwise dispose of any of its Properties, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

         (i) Sales of Hydrocarbons or inventory in the ordinary course of its business provided that no contract for the sale of Hydrocarbons shall obligate the Borrower to deliver Hydrocarbons produced from any of the Mortgaged Properties at some future date without receiving full payment therefor within 90 days of delivery; or

         (ii) Sales or dispositions of worn out or obsolete tools or equipment no longer used or useful in the business of the Borrower; or

         (iii) Oil and Gas Interests not constituting, individually or in the aggregate, all or substantially all of its Property for consideration not less than the fair market value of such Oil and Gas Interests so long as the aggregate net proceeds of all such sales by the Borrower do not exceed $50,000.

The Borrower shall not discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         (b) The Parent Guarantor shall not sell, assign, transfer, lease, convey or otherwise dispose of any of the Designated Showbiz Stock, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so.

         SECTION 6.11. ERISA Compliance. The Borrower shall not engage in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Benefit

Plan or knowingly consent to any other "interested party" or any "disqualified person", as such terms are defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Benefit Plan maintained by the Borrower or any ERISA Affiliate, or permit any Benefit Plan maintained by the Borrower or such ERISA Affiliate of the Borrower to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the IRS; or terminate any Benefit Plan in a manner which could result in the imposition of a Lien on any Property of the Borrower pursuant to Section 4068 of ERISA; or breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Benefit Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Benefit Plan which results in the imposition of a Lien on any Property of the Borrower pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events would constitute a Material Adverse Effect. The Borrower shall not (nor will any trade or business, whether or not incorporated, that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the
Code) sponsor, maintain or contribute to any Multiemployer Plan(s). The Borrower shall not become a member of any other group which is treated as a single employer under Section 414 of the Code.

         SECTION 6.12. Sales and Leasebacks. The Borrower shall not become liable, directly or by way of Accommodation Obligation, with respect to any lease or any Property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Borrower intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by the Borrower to any other Person in connection with such lease.

         SECTION 6.13.  Fiscal Year.  The Borrower shall not change its Fiscal
Year.

         SECTION 6.14. Hedging Agreements. The Borrower will not at any time become a party to a Hedging Agreement for any purpose except for bona fide hedging purposes. Without limiting the generality of the foregoing, at any time during any calendar year, the Borrower will not enter into any Hedging Agreement with respect to natural gas or crude oil if, immediately after giving effect to such transaction, the aggregate reference quantity of Hydrocarbons with respect to all Hedging Agreements with respect to natural gas or crude oil which the Borrower shall have entered into during such year exceeds 65% of the aggregate natural gas and crude oil production of the Borrower for such year (calculated on the basis of actual natural gas and crude oil production for such year to date and a good faith estimate of the aggregate amount of such production for the remainder of such year).

         SECTION 6.15. Financial Covenants. From and after the Effective Date, the Borrower shall not:

         (a) Current Ratio. Permit the ratio of the Borrower's Consolidated current assets (as determined in conformity with GAAP) to the Borrower's Consolidated current liabilities (as determined in conformity with GAAP) as of the end of any Fiscal Quarter to be less than 1.0 to 1.0. For purposes of this subsection, "Borrower's Consolidated current liabilities" will be calculated without including any payments of principal on the Note which are required to be repaid within one year from the time of calculation.

         (b) Cash Flow. Permit as of the end of any fiscal quarter the sum of (i) EBITDA of the Borrower for such fiscal quarter plus (ii) Distributions received by the Parent Guarantor in respect of its units of limited partner interests in HEP during such fiscal quarter to be less than 110% of scheduled interest and principal payments on the Obligations due and payable during such fiscal quarter.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

         SECTION 7.1. Events of Default. If any of the following events, acts, occurrences or conditions (each an "Event of Default") shall occur and be continuing:

         (a) The Borrower shall fail to pay when due any principal of the Loan. The Borrower shall fail to pay when due any accrued interest on the Loan and such failure shall continue for two (2) Business Days; or

         (b) Any Loan Party shall fail to pay when due the payment of any fee, expense, compensation, reimbursement or other amount when due under this Credit Agreement, the Note or any other Loan Document or other agreement or document contemplated by or delivered pursuant to or in connection with this Credit Agreement or such Loan Document or any material document executed in connection therewith and, in any event, such failure shall continue for two (2) Business Days after written notice thereof from the Lender to such Loan Party; or

         (c) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 3.2, or Article VI of this Credit Agreement; or

         (d) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Subsections 5.1(iv) or 5.1(v) of this Credit Agreement and, in the case of any such failure that is capable of being remedied, such failure shall not have been remedied within fifteen (15) days after the earlier of (i) notice thereof from the Lender to such Loan Party and
(ii) discovery thereof by a Responsible Officer of such Loan Party; or

         (e) Any Loan Party shall fail to perform any term, covenant or agreement contained in this Credit Agreement other than those referenced in Subsections 7.1(a), (b), (c) or (d), or in any other Loan Document to which such Loan Party is a party and, in the case of any such failure that is capable of being remedied, such failure shall not have been remedied within thirty (30) days after the earlier of (i) notice thereof from the Lender to such Loan Party and (ii) discovery thereof by a Responsible Officer of such Loan Party; or

         (f) Any Termination Event occurs which would subject the Borrower or Hallwood GP, to a liability in excess of $50,000, or the plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code which would subject the Borrower or Hallwood GP to a liability in excess of $50,000; or

         (g) Any Termination Event occurs which would subject the Parent Guarantor to a liability in excess of $500,000, or the plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code which would subject the Parent Guarantor to a liability in excess of $500,000; or

         (h) Any representation, warranty, certificate or statement made or incorporated by any Loan Party in any Loan Document to which such Loan Party is a party or in any certificate, agreement or instrument delivered in connection with, any Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

         (i)     (a)      Either of the Borrower or Hallwood GP shall (i) fail
         to pay any Debt having a principal amount in excess of $50,000 owing by the Borrower, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Debt shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise unless effectively waived or consented to in accordance with the documents evidencing such Debt or (ii) fail to observe or perform any material term, covenant or condition on its respective part to be performed under any agreement or instrument evidencing, securing or relating to any such Debt, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of any failure is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf (with or without the giving of notice, the lapse of time, or both), to cause such Debt to become due prior to its stated maturity; or

                 (b) The Parent Guarantor shall (i) fail to pay any Debt having a principal amount in excess of $500,000 owing by the Parent Guarantor, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Debt shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise unless effectively waived or consented to in accordance with the documents evidencing such Debt or (ii) fail to observe or perform any material term, covenant or condition on its respective part to be performed under any agreement or instrument evidencing, securing or relating to any such Debt, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of any failure is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf (with or without the giving of notice, the lapse of time, or both), to cause such Debt to become due prior to its stated maturity; or

         (j) Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Person party thereto (other than the Lender) or any such Person party thereto (other than the Lender) shall deny that it has any or further liability or obligation thereunder, or the rights and/or benefits afforded to the Lender thereunder are materially impaired. Any Security Instrument shall for any reason not, or shall cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby other than as a result of the failure by the Lender to file continuation statements as and when required by applicable Requirements of Law; or

         (k) Any Loan Party shall be adjudicated insolvent, or shall generally not pay, or admit in writing its inability to pay, its debts as they mature, or make a general assignment for the benefit of creditors, or any proceeding shall be instituted by any such Person seeking to adjudicate it insolvent, seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its Property, or any such Person shall take any corporate action in furtherance of any of the actions set forth above in this Subsection 7.1(k); or

         (l) Any proceeding of the type referred to in Subsection 7.1(k) is filed, or any such proceeding is commenced against any Loan Party, or any such Loan Party by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order for relief is entered in an involuntary case under the bankruptcy law of the United States, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating any such Person insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for thirty (30) days; or

         (m)     (a)      Final judgments or orders involving liabilities in
         excess of $50,000 in the aggregate which are not otherwise covered by insurance shall be rendered against the Borrower or against Hallwood GP and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof, or the Borrower or Hallwood GP or both, as the case may be, shall not, within said period of sixty (60) days or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (b) Final judgments or orders involving liabilities in excess of $500,000 in the aggregate which are not otherwise covered by insurance shall be rendered against the Parent Guarantor and its Subsidiaries on a Consolidated basis and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof, or such Person shall not, within said period of sixty (60) days or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (n) Environmental Liabilities in excess of $ 50,000 in the aggregate shall have been assessed under any applicable Environmental Law against any Loan Party or (ii) Releases of any Hazardous Substance shall have occurred, and such event(s) could reasonably be expected to form the basis of Environmental Liabilities against any Loan Party in excess of $50,000 in the aggregate; or

         (o) The Parent Guarantor shall cease to own (x) all of the issued and outstanding limited partnership interests in the Borrower, or (y) all of the issued and outstanding shares of capital stock of Hallwood GP or (z) directly or indirectly, all of the issued and outstanding general partner interest in the Borrower; or

         (p) The Borrower shall cease to be the sole general partner of HEP; or HEP shall suffer to exist, directly or indirectly, any material change in its ownership or control; or

         (q) Either of the Borrower or HEP shall began winding up its business or affairs as described in the Uniform Limited Partnership Act, Uniform Partnership Act or the laws of general application, as applicable, in state of its organization.

THEN, (x) upon the occurrence of any Event of Default described in Subsection 7.1(k) or Subsection 7.1(l) with respect to any Loan Party the entire unpaid amount of all Obligations shall automatically become immediately due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (y) upon the occurrence of any other Event of Default, the Lender may by written notice to the Loan Parties declare the entire unpaid amount of all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by each of the Loan Parties.

         SECTION 7.2. Remedies. If any Event of Default shall occur, the Lender may protect and enforce the Lender's rights and remedies under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and the Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights and remedies and powers conferred upon the Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

         SECTION 7.3. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default the Lender is hereby authorized at any time or from time to time, to the fullest extent permitted by law and without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other Debt at any time owing, by the Lender (including, without limitation, by Affiliates, branches or agencies of the Lender wherever located) to or for the credit or the account of any Loan Party against any of and all the Obligations, and all other claims of any nature or description arising out of or in connection with this Credit Agreement or any other Loan Document, irrespective of whether or not the Lender shall have made any demand under this Credit Agreement or the Note or other Loan Documents and although such Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Lender agrees promptly to notify such Loan Party, as the case may be, after any such setoff and application made by the Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section 7.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

         SECTION 7.4. Indemnity. Each of the Loan Parties hereby indemnifies the Lender, each Affiliate of the Lender and its respective directors, officers, employees, shareholders and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever that are asserted against an Indemnitee by any Person if such losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements arise out of or result from
(i) any use by the Borrower of the proceeds of any extension of credit by the Lender hereunder or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or arising out of or based upon any Loan Document or any of the transactions contemplated by any Loan Document, and the Loan Parties shall reimburse such Indemnitee, within ten (10) Business Days after receipt of a composite statement of account for any reasonable expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of such Indemnitee. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE TO BE INDEMNIFIED HEREUNDER OR THEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, EXPENSES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS OR DISBURSEMENTS ARISING OUT OF OR FROM

THE ORDINARY NEGLIGENCE OF SUCH INDEMNITEE. Without prejudice to the survival of any other Obligations of the Loan Parties hereunder and the other Loan Documents, the Obligations of the Loan Parties under this Section 7.4 shall survive the termination of this Credit Agreement, the payment in full of the Obligations and/or assignment of the Note.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.1.   Amendments and Waivers.

         (a) Neither this Credit Agreement or any other Loan Document to which any Loan Party is a party nor any terms hereof or thereof may be amended, supplemented, waived or otherwise modified except in accordance with the provisions of this subsection. Any provision of this Credit Agreement or any other Loan Document may be amended, supplemented, waived, or otherwise modified if and only if such amendment, supplement, waiver or other modification (i) is in writing, (ii) is signed by the Lender and (iii) is signed by each other party thereto except that in the case of a waiver, the party whose performance is being waived need not be a signatory. Any such amendment, supplement, modification or waiver shall be binding upon the Lender, all future holders of the Note and Obligations, and all parties to the Loan Document so amended, supplemented, waived or otherwise modified.

         (b) Acknowledgements and Admissions. Each Loan Party hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Credit Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by the Lender, whether written, oral or implicit, other than as expressly set out in this Credit Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by the Lender as to the Loan Documents except as expressly set out in a letter agreement dated November 5, 1996 from the Parent Guarantor to the Lender regarding legal fees, this Agreement or in another Loan Document delivered on or after the date hereof, (iv) the Lender owes no fiduciary duty to any Loan Party with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Loan Parties, on one hand, and the Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Loan Party and the Lender, (vii) should an Event of Default or Default occur or exist the Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, no Loan Party is relying upon any representation or covenant by the Lender, or any representative thereof, and no such representation or covenant has been made, that the Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix) the Lender has relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Credit Agreement and to make the Loan.

         SECTION 8.2.   Notices, Etc.

         (a) Notices, consents, requests, approvals, demands and other communications (collectively "Communications") provided for herein shall be in writing (including telecopy, telegraphic, telex or cable communications) and mailed, telecopied, telegraphed, telexed, cabled or delivered:

                 If to the Borrower, to it at:

                          HEPGP Ltd.
                          4582 South Ulster Street Parkway
                          Suite 1700
                          Denver, Colorado 80237
                          Telephone Number:  (303) 850-7373
                          Telecopy Number:   (303) 850-6507
                          Attention: Legal Department

                 If to the Parent Guarantor, to it at:

                          The Hallwood Group Incorporated
                          3710 Rawlins, Suite 1500
                          Dallas, Texas 75219-4236
                          Telephone Number:  (214) 528-5588
                          Telecopy Number:   (214) 522-9254
                          Attention: Melvin J. Melle, Vice President

                 If to Hallwood GP to it at:

                          Hallwood G.P., Inc.
                          4582 South Ulster Street Parkway
                          Suite 1700
                          Denver, Colorado 80237
                          Telephone Number:  (303) 850-7373
                          Telecopy Number:   (303) 850-6507
                          Attention: Legal Department

                 If to the Lender, to it at:

                          First Union National Bank of North Carolina
                          c/oFirst Union Corporation of North Carolina
                          1001 Fannin Street, Suite 2255
                          Houston, Texas   77002
                          Telephone Number:  (713) 650-0452
                          Telecopy Number:   (713) 650-6354
                          Attention: Jay Chernosky

                 If such notice to the Lender relates to fundings or payments, with a copy to:

                          First Union National Bank of North Carolina
                          c/oFirst Union Corporation of North Carolina
                          1001 Fannin Street, Suite 2255
                          Houston, Texas   77002
                          Telephone Number:  (713) 650-0452
                          Telecopy Number:   (713) 650-6354

                          Attention: Debbie Blank

         (b) All Communications, except as otherwise expressly provided in the Loan Documents, must be in writing and must be mailed, telecopied or delivered, to the appropriate party at the address set forth herein or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 8.2.

         (c) Any Communication given by telecopier must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, any Communication required or permitted by any Loan Document given in compliance with this Section 8.2 shall be effective when received or delivered.

         SECTION 8.3. No Waiver; Remedies Cumulative. No failure on the part of the Lender or any holder of the Note to exercise, and no delay in exercising, any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Loan Parties or any of them and the Lender or any holder of the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege, or any abandonment or discontinuance of any steps to enforce such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.4.   Costs, Expenses and Taxes.

         (a) The Loan Parties agree to pay within ten (10) Business Days after presentation of a composite statement of account: (i) all reasonable costs and expenses of the Lender in connection with the negotiation, preparation, distribution, execution and delivery of this Credit Agreement, the Note and the other Loan Documents and the documents and instruments referred to therein, and (ii) the negotiation, preparation, distribution, execution and delivery of any amendment, supplement, modification, waiver or consent, including the Lender's review and due diligence with respect to any such amendment, supplement, modification, waiver or consent or the addition of Mortgaged Properties not engineered in connection with the initial funding under this Credit Agreement relating to any of the Loan Documents (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of legal counsel to the Lender;

         (b) The Loan Parties shall pay all reasonable out-of-pocket costs and expenses of the Lender in connection with (i) the preservation of its rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein and (ii) any workout, restructuring or rescheduling of the Obligations or any proceeding under any Debtor Relief Law with respect to any Loan Party (including, without limitation, in each case, the reasonable fees and disbursements of counsel for the Lender).

         (c) The Loan Parties shall pay, and hold the Lender harmless from and against, any and all present and future stamp, excise, and other similar taxes and fees with respect to the foregoing matters and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes.

         (d) Without prejudice to the survival of any other obligations of the Loan Parties hereunder, under the other Loan Documents, the obligations of the Loan Parties under this Section 8.4 shall survive the termination of this Credit Agreement and/or the payment or assignment of the Note.

         SECTION 8.5. Governing Law. This Credit Agreement, the Note and, unless otherwise specified therein, all other Loan Documents and all other documents executed in connection herewith or therewith, shall be deemed to be contracts and agreements executed by the Borrower, the Parent Guarantor, Hallwood GP and the Lender under the laws of the State of North Carolina and of the United States and for all purposes shall be construed in accordance with, and governed by, the laws of said State and of the United States. Without limitation of the foregoing, nothing in this Credit Agreement, the Note or any other Loan Document shall be deemed to constitute a waiver of any rights which the Lender may have under applicable federal legislation relating to the amount of interest which the Lender may contract for, take, receive or charge in respect of the Loan, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where the Lender is located.

         SECTION 8.6. Interest. Each provision in this Credit Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Lender for the use, forbearance or detention of the money to be loaned under this Credit Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Credit Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Credit Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Credit Agreement, the Note or any other Loan Document to the contrary notwithstanding, with respect to the Note the Borrower shall never be required to pay unearned interest on the Note or ever be required to pay interest on the Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable with respect to the Note would exceed the Highest Lawful Rate, or if the holder of the Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower with respect to the Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Borrower with respect to the Note shall be reduced to the amount allowed under applicable law and (ii) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of the Note with the excess thereof, if any, refunded to the Borrower. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Lender under the Note, or under this Credit Agreement or the other Loan Documents, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Lender (such Highest Lawful Rate being the Lender's "Maximum Permissible Rate"), shall be made, to the extent permitted by usury laws applicable to the Lender (now or hereafter enacted), by (i) characterizing any non-principal payment as an expense, fee or premium rather than as interest and (ii) amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loan evidenced by the Note all interest at any time contracted for, charged or received by the Lender in connection therewith.

         SECTION 8.7. Survival of Representations and Warranties. All representations, warranties and covenants contained or incorporated herein or made in writing by any Loan Party in connection herewith shall survive the execution and delivery of this Credit Agreement, the Note and the other Loan Documents.

         SECTION 8.8. Binding Effect. This Credit Agreement shall become effective on the Effective Date and shall be binding upon and inure to the benefit of the Loan Parties and the Lender and their respective successors and assigns, whether so expressed or not, provided, that no Loan Party may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lender.

         SECTION 8.9. Participations; Assignments. The Lender shall have the right to sell assign or transfer all or any part of its Note, the Loan and the associated rights and obligations under all Loan Documents to one or more financial institutions, pension plans, investment funds, or similar purchasers, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Lender and a holder of such Note. Within three (3) Business Days after its receipt of notice that the Lender has made any such sale, assignment or transfer, the Borrower shall execute and deliver to such assignee a new Note evidencing such assignee's assigned portion of the Loan and, if the Lender has retained a portion of the Loan, a replacement Note in the principal amount of the portion of the Loan retained by the Lender (such Notes to be in exchange for, but not in payment of, the Note held by such Lender). The Lender shall have the right to grant participations in all or any part of its Note, the Loan and the associated rights and obligations under all Loan Documents to one or more pension plans, investment funds, financial institutions or similar purchasers. The Lender may at any time assign all or any portion of its rights under this Credit Agreement and the Note to a Federal Reserve Bank. No such assignment shall release the Lender from its obligation hereunder.

         SECTION 8.10. Separability. Should any clause, sentence, paragraph or section of this Credit Agreement or any other Loan Document be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Credit Agreement or such other Loan Document, as the case may be, and the parties hereto agree that the part or parts of this Credit Agreement or such Loan Document so held to be invalid, unenforceable or void will be deemed to have been stricken here from or therefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein or therein.

       SECTION 8.11. Marshalling; Recapture. The Lender shall be under no obligation to marshal any Properties in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent the Lender receives any payment by or on behalf of any Loan Party which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Loan Party, as the case may be, or such Loan Party's estate, trustee, receiver, custodian or any other party under any Debtor Relief Law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party, as the case may be, to the Lender as of the date such initial payment, reduction or satisfaction occurred.

       SECTION 8.12. Representation by the Lender. The Lender represents that it is the present intention of the Lender to acquire the Note for its own account or for the account of its Affiliates and not





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
with a view to the distribution or sale thereof, subject, nevertheless to the necessity that the Lender remain in control at all times of the disposition of Property held by it for its own account; it being understood that the foregoing representations shall not affect the characterization of the Loan as a commercial lending transaction.

       SECTION 8.13. No Third Party Beneficiaries. The agreement of the Lender to make the Loan on the terms and conditions set forth in this Credit Agreement, is solely for the benefit of the Loan Parties, and no other Person (including any obligor, contractor, subcontractor, supplier or materialman furnishing supplies, goods or services to or for the benefit of any Loan Party) shall have any rights hereunder, as against the Lender, under any other Loan Document, or with respect to the Loan or the proceeds thereof.

       SECTION 8.14. Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       SECTION 8.15.  Jurisdiction; Consent to Service of Process.

       (a) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any North Carolina State court or Federal court of the United States of America sitting in Mecklenburg County, North Carolina in any action or proceeding arising out of or relating to this Credit Agreement or the Loan Documents, or for recognition or enforcement of any order or judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina State court, or to the extent permitted by law, in such Federal court in Mecklenburg County, North Carolina. Each party to this Credit Agreement irrevocably consents to the service of process out of any North Carolina State court or Federal court of the United States of America sitting in Mecklenburg County, North Carolina in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address referred to in Section 8.2. Each of the Borrower, Hallwood GP and the Parent Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or the Loan Documents against the Borrower, Hallwood GP or the Parent Guarantor or their respective Properties in the courts of any other jurisdiction.

       (b) Each of the Borrower, Hallwood GP and the Parent Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the Loan Documents in any North Carolina State or Federal court sitting in Mecklenburg County, North Carolina. Each of the Borrower, Hallwood GP and the Parent Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

       SECTION 8.16. WAIVER OF JURY TRIAL, DAMAGES, ETC. TO THE EXTENT PERMITTED BY LAW, EACH OF THE LENDER, THE PARENT GUARANTOR, HALLWOOD GP AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE

ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PERSONS, THE PARENT GUARANTOR, HALLWOOD GP OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER'S ENTERING INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH OF THE BORROWER, HALLWOOD GP, THE PARENT GUARANTOR AND THE LENDER HEREBY FURTHER (a) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (b) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

       SECTION 8.17. FINAL AGREEMENT OF THE PARTIES. THIS CREDIT AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO), THE NOTE AND THE OTHER LOAN DOCUMENTS TO WHICH ANY LOAN PARTY IS A PARTY CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.


              THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

              IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              THE LOAN PARTIES:

                              HEPGP LTD.,
                              a Colorado limited partnership

                              By: HALLWOOD G.P., INC., its sole general partner

                                     By:/s/ William L. Guzzetti
                                     Name:  William L. Guzzetti
                                     Title: President


                              THE HALLWOOD GROUP INCORPORATED

                              By:/s/ Willliam L. Guzzetti
                              Name:  William L. Guzzetti
                              Title: Executive Vice President


                              HALLWOOD G.P., INC.

                              By:/s/ William L. Guzzetti
                              Name:  William L. Guzzetti
                              Title: President



                              THE LENDER

                              FIRST UNION NATIONAL BANK OF NORTH
                                     CAROLINA

                              By:/s/ Michael J. Kolosowsky
                              Name:  Michael J. Kolosowsky
                              Title: Vice President





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